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                               EXCHANGE AGREEMENT


                          dated as of December 29, 2000


                                  by and among


                                   CORAM, INC.


                                       and


                            NOTEHOLDERS NAMED HEREIN

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                                TABLE OF CONTENTS

                               EXCHANGE AGREEMENT

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                                                                                               PAGE
Article 1             DEFINITIONS................................................................1

Article 2             THE PURCHASE OF PREFERRED STOCK...........................................11

         2.1      Authorization of Issue........................................................11

         2.2      Exchange of Notes.............................................................11

         2.3      Closing.......................................................................11

Article 3             NOTEHOLDERS' REPRESENTATIONS..............................................11

         3.1      Investment Intention..........................................................11

         3.2      Accredited Investor...........................................................11

         3.3      Corporate Existence...........................................................12

         3.4      Power; Authorization; Enforceable Obligations.................................12

         3.5      Ownership of Exchange Notes...................................................12

         3.6      Information...................................................................12

         3.7      No General Solicitation.......................................................13

         3.8      California Blue Sky...........................................................13

         3.9      New York Blue Sky.............................................................13

Article 4             COMPANY'S REPRESENTATIONS AND WARRANTIES..................................13

         4.1      Authorized and Outstanding Shares of Capital Stock............................13

         4.2      Authorization and Issuance of Preferred Stock.................................14

         4.3      Securities Laws...............................................................14

         4.4      Corporate Existence; Compliance with Law......................................14

         4.5      Subsidiaries..................................................................14

         4.6      Corporate Power; Authorization; Enforceable Obligations.......................15

         4.7      Financial Condition...........................................................15

         4.8      Properties....................................................................16

         4.9      Adverse Agreements, Etc.......................................................16

         4.10     Environmental Matters.........................................................16

         4.11     Labor Matters.................................................................16

         4.12     Holding Company and Investment Company Acts...................................17

         4.13     Taxes.........................................................................17

         4.14     Litigation....................................................................17

         4.15     Brokers.......................................................................17

         4.16     Governmental Approvals........................................................17


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

         4.17     Patents, Trademarks, Copyrights and Licenses..................................18

         4.18     Compliance with Laws, Etc.....................................................18

         4.19     ERISA.........................................................................18

         4.20     ADVANCE \l 40   Registration Under Exchange Act; Registration Rights..........19

         4.21     Full Disclosure...............................................................19

         4.22     Insurance.....................................................................19

         4.23     Joint Ventures................................................................20

         4.24     Permits, Etc..................................................................20

Article 5             COVENANTS.................................................................20

         5.1      Affirmative and Financial Covenants...........................................20

                           (c)      Communication with Accountants..............................22

                           (d)      Tax Compliance..............................................22

                           (e)      Insurance...................................................22

                           (f)      Compliance with Law.........................................23

                           (g)      Maintenance of Existence and Conduct of Business............23

                           (h)      Access......................................................23

                           (i)      Excess Cash.................................................23

                           (j)      Exchange of Stock Certificates..............................23

                           (k)      Lost, Stolen, Destroyed or Mutilated Stock Certificates.....23

                           (l)      Further Assurances..........................................24

         5.2      Negative Covenants............................................................24

                           (a)      Permitted Acquisitions or Investments.......................24

                           (b)      Sales of Assets; Liquidation................................24

                           (c)      Capital Stock...............................................25

                           (d)      Transactions with Affiliates................................25

                           (e)      Liens, Etc..................................................25

                           (f)      Indebtedness................................................25

                           (g)      Restricted Payments.........................................26

                           (h)      Sale and Leaseback Transactions.............................26

         5.3      Certain Tax Matters...........................................................26


                                       ii

         5.4      Status of Dividends...........................................................27

Article 6             CONDITIONS PRECEDENT......................................................28

         6.1      Conditions Precedent..........................................................28

         6.2      Additional Conditions.........................................................29

Article 7             SECURITIES LAW MATTERS....................................................29

         7.1      Legends.......................................................................29

Article 8             INDEMNIFICATION...........................................................30

Article 9             EXPENSES..................................................................30

Article 10            MISCELLANEOUS.............................................................31

         10.1     Notices.......................................................................31

         10.2     Binding Effect; Benefits......................................................32

         10.3     Amendment.....................................................................32

         10.4     Successors and Assigns; Assignability.........................................33

         10.5     Remedies......................................................................33

         10.6     Section and Other Headings....................................................33

         10.7     Severability..................................................................33

         10.8     Counterparts..................................................................33

         10.9     Publicity.....................................................................33

         10.10    Governing Law; Waiver of Jury Trial...........................................34
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                                      iii
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                                       28

Schedules

Schedule 4.1.........    Stockholders and Capital Stock
Schedule 4.5.........    Subsidiaries
Schedule 4.6.........    Enforceable Obligations
Schedule 4.7.........    Financial Condition
Schedule 4.8.........    Properties
Schedule 4.10........    Environmental Matters
Schedule 4.13........    Taxes
Schedule 4.14........    Litigation
Schedule 4.15........    Brokers
Schedule 4.16........    Governmental Contracts
Schedule 4.17........    Patents, Trademarks, Etc.
Schedule 4.19........    ERISA
Schedule 4.20........    Registration Rights
Schedule 4.22........    Insurance
Schedule 4.23........    Joint Ventures
Schedule 4.24........    Permits
Schedule 5.2(a)......    Existing Investments
Schedule 5.2(e)......    Existing Liens
Schedule 5.2(f)......    Existing Indebtedness

Exhibits

Exhibit A............    Certificate of Designation - Preferred Stock        A-2
Exhibit B............    Stockholders Agreement                              B-1
Exhibit C............    Opinions of Counsel                                 C-1
Exhibit D............    Term Sheet                                          D-1

                               EXCHANGE AGREEMENT

                  EXCHANGE AGREEMENT, dated as of December 29, 2000, by and among CORAM, INC., a Delaware corporation (the "COMPANY"), GOLDMAN SACHS CREDIT PARTNERS, L.P. ("GSCP"), CERBERUS PARTNERS, L.P. ("CERBERUS") and FOOTHILL CAPITAL CORPORATION ("FOOTHILL") (GSCP, Cerberus and Foothill collectively referred to herein as "NOTEHOLDERS" and individually as a "NOTEHOLDER").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, pursuant to a Securities Exchange Agreement dated as of May 6, 1998, among the Company, Coram Healthcare Corporation, a Delaware corporation ("HOLDINGS"), and the Noteholders, as amended (the "EXISTING SECURITIES EXCHANGE AGREEMENT"), the Company is indebted to the Noteholders as at the date hereof in the aggregate principal amount of $251,007,471, of which $158,923,372 principal amount relates to the Company's Series A Notes and $92,084,099 principal amount relates to the Company's Series B Notes (the Series A Notes and Series B Notes being collectively referred to as the "NOTES"); and

                  WHEREAS, the Company has requested Noteholders to exchange $97,715,434 of their Series A Notes and to forgive $11,610,542 of accrued but unpaid interest on the Notes for the period from July 16, 2000 to December 29, 2000 (such Notes being exchanged hereby being the "EXCHANGE NOTES") for their pro rata share of 905 shares of the Company's Series A Preferred Stock, $0.001 par value per share, having a liquidation preference equal to $120,802 per share, the terms, preferences and limitations of which are set forth in Exhibit A hereto (the "PREFERRED STOCK"), and Noteholders have agreed to such exchange on and subject to the terms and conditions of this Agreement;

                  WHEREAS, on August 8, 2000, the Company and Holdings commenced cases (the "CHAPTER 11 CASES") under Chapter 11 of Title 11 of the United States Code (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT").

                  NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

                                    Article 1

                                   DEFINITIONS

                  "ACQUISITION THRESHOLD" shall mean 20% of the gross fixed assets of Holdings, as reflected on the most recent consolidated balance sheet provided to the Noteholders pursuant to Section 5.1(b)(iii) of this Agreement.

                  "AFFILIATE" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Noteholder be considered an "Affiliate" of the Company or any of its Subsidiaries.

                  "BANKRUPTCY CODE" shall have the meaning set forth in the recitals hereof.

                  "BANKRUPTCY COURT" shall have the meaning set forth in the recitals hereof.

                  "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "BUSINESS PLAN" means a schedule of projected cash receipts, cash disbursements and monthly cash flows of the Company and its Subsidiaries prepared on an annual basis.

                  "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of the Company or a Subsidiary of the Company, any such lease under which the Company or such Subsidiary is the lessor.

                  "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

                  "CASH EQUIVALENTS" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 90 days from the date of acquisition thereof; (ii) commercial paper, maturing not more than 90 days after the date of issue rated P-1 by Moody's Investors Service, Inc. and its successors ("MOODY'S") or A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or any successor ("STANDARD & POOR'S"); (iii) certificates of deposit maturing not more than 90 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof; (v) money market accounts maintained with mutual funds having assets in excess of $2,000,000,000; and (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's.

                  "CERBERUS" shall have the meaning set forth in the recitals hereof.

                  "CERTIFICATE OF DESIGNATION" shall mean the Certificate of Designation setting forth the rights and preferences of the Preferred Stock, as such Certificate of Designation may be amended from time to time.

                  "CHAPTER 11 CASES" shall have the meaning set forth in the recitals hereof.

                  "CLOSING" shall have the meaning set forth in Section 2.3 hereof.

                  "CLOSING DATE" shall have the meaning set forth in Section 2.3 hereof.

                  "COMMON STOCK" shall mean the common stock, $1.00 par value per share, of the Company.

                  "COMPANY" shall have the meaning set forth in the recitals hereof.

                  "CONTEST" shall have the meaning set forth in Section 5.3(c) hereof.

                  "DEFAULT" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "DIVIDENDS DEDUCTION LAWS" shall have the meaning set forth in
Section 5.4 hereof.

                  "DIVIDENDS-RECEIVED DEDUCTION" shall have the meaning set forth in Section 5.3(a) hereof.

                  "EMPLOYEE PLAN" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of the Company or any of its ERISA Affiliates.

                  "ENVIRONMENTAL ACTIONS" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Company or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by the Company or any of its Subsidiaries or any predecessor in interest.

                  "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.), the Federal Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C.
Section 651 ET SEQ.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Company or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by the Company or any of its Subsidiaries.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  "ERISA AFFILIATE" shall mean, with respect to the Company, any trade or business (whether or not incorporated) under common control with the Company and which, together with the Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding Noteholders and each other person which would not be an ERISA Affiliate if Noteholders did not own any issued and outstanding shares of Stock of the Company.

                  "EVENT OF DEFAULT" shall mean (i) the occurrence of (A) any breach of any covenant set forth in Section 5.2 of this Agreement that remains uncured for a period of 15 days after receipt by the Company of written notice thereof by the Noteholders (B) the non-payment of any dividend when due or (C) the commencement by the Company or any of its Subsidiaries of a voluntary case (other than the Chapter 11 Cases) or the consent to or entry of an order for relief by a court of competent jurisdiction against the Company or its Subsidiaries, appointing a custodian of the Company or for all or substantially all of its property, making a general assignment for the benefit of the Company's creditors, ordering the liquidation of the Company or its Subsidiaries or if the Company is generally not paying its debts as they become due, in which case of (A), (B) or (C), the Noteholders shall be entitled to exercise any available remedies under the Certificate of Designation (subject to the Stockholders Agreement), or
(ii) the occurrence of any breach of any representation or warranty in any material respect, or of any other agreement of the Company or any covenant set forth in Section 5.1 of this Agreement, in each case which remains uncured for a period of 45 days after receipt by the Company of written notice thereof by the Noteholders, in which case the Noteholders shall be entitled to exercise all available remedies other than the election of additional directors to the board of directors of the Company under Section 5 of the Certificate of Designation.

                  "EXCESS DISTRIBUTION" shall have the meaning set forth in
Section 5.3(a) hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                  "EXCHANGE NOTES" shall have the meaning set forth in the recitals hereof.

                  "EXISTING SECURITIES EXCHANGE AGREEMENT" shall have the meaning set forth in the recitals hereof.

                  "FINAL DETERMINATION" shall have the meaning set forth in
Section 5.3(b).

                  "FISCAL YEAR" shall mean the twelve month period ending December 31. Subsequent changes of the fiscal year of the Company shall not change the term "Fiscal Year," unless the Noteholders shall consent in writing to such changes.

                  "FOOTHILL" shall have the meaning set forth in the recitals hereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GROSS-UP PAYMENT" shall have the meaning set forth in Section 5.3(a) hereof.

                  "GSCP" shall have the meaning set forth in the recitals hereof.

                  "GUARANTEED INDEBTEDNESS" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that Guaranteed Indebtedness shall not include guarantees by the Company or its Subsidiaries of Indebtedness or other obligations of the Company or its Subsidiaries.

                  "HAZARDOUS MATERIALS" means (i) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and
(v) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances; PROVIDED, HOWEVER, (x) in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (y) to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Law, such broader meaning shall apply in the relevant state.

                  "HOLDINGS" shall have the meaning set forth in the recitals hereof.

                  "INDEBTEDNESS" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all liabilities under Title IV of ERISA.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "LIEN" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "LOSSES" shall have the meaning set forth in Article 8 hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean material adverse effect on the business, assets, operations, prospects or financial or other condition of the Company and its Subsidiaries, if any, taken as a whole.

                  "MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which the Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "NOTEHOLDER" or "NOTEHOLDERS" shall have the meaning set forth in the recitals hereof.

                  "NOTES" shall have the meaning set forth in the recitals hereof.

                  "PAYMENT DATE" shall have the meaning set forth in Section 5.3(b) hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMITTED INDEBTEDNESS" means, with respect to the Company,
(a) any Indebtedness existing on the date hereof as set forth in Schedule 5.2(f) and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement; (b) Indebtedness secured by Liens permitted by clauses (f) and (h) of the definition of the term Permitted Liens; (c) intercompany Indebtedness between (i) the Company and any wholly owned Subsidiary or (ii) any wholly owned Subsidiary and any other wholly owned Subsidiary; (d) any reimbursement obligations of the Company or its Subsidiaries in connection with letters of credit issued by financial institutions for the account of the Company; (e) any Capital Lease Obligation of the Company or its Subsidiaries, entered into in the ordinary course of business and consistent with past practices; and
(f) Indebtedness owing by a Subsidiary existing at the time such Subsidiary was acquired (or assumed by the Company or such Subsidiary at the time assets of such Subsidiary were acquired) and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement, PROVIDED, HOWEVER, that, such Indebtedness was not incurred or created in connection with or in contemplation of such acquisition.

                  "PERMITTED LIENS" shall means (a) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 5.1(d) unless such taxes, assessments or charges are being contested by the Company in good faith; (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money); (c) Liens existing on the on the date hereof, as set forth on Schedule 5.2(e), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby; (d) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits,
(ii) the performance of bids, tenders, leases, contracts, including those for utilities (other than for the payment of money) and statutory obligations or
(iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due; (e) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any of the Company or its Subsidiaries in the normal conduct of such Person's business; (f) Liens upon real or personal property acquired or held in the ordinary course of business at the time of acquisition or improvement of such property to secure the purchase price thereof or incurred solely to finance the acquisition or improvement of such property, provided that (A) such Liens do not cover property other than the property acquired or improved, and (B) the Indebtedness secured by such Liens does not in any case exceed the lesser of the cost or fair market value of such property at the time of such acquisition; (g) Liens incurred in connection with the Capital Lease Obligations of the Company or its Subsidiaries, entered into in the ordinary course of business and consistent with past practices; (h) Liens to secure insurance cancellation premiums relating to insurance maintained by the Company for the Noteholders in the ordinary course of business; and (i) Liens on cash collateral pledged to support reimbursement obligations with respect to the letters of credit described in clause (e) of the definition of Permitted Indebtedness.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "PREFERRED STOCK" shall have the meaning set forth in the recitals hereof.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "REMAINING NOTES" shall mean the $61,207,938 aggregate principal amount of Series A Notes and $92,084,099 aggregate principal amount of Series B Notes held by the Noteholders following the consummation of the transactions contemplated in this Agreement.

                  "REMEDIAL ACTION" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "RESTRICTED PAYMENT" shall mean (i) the declaration of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the Company's Stock or (ii) any payment on account of the purchase, redemption or other retirement of the Company's Stock or any other payment or distribution made in respect of any Stock of the Company, either directly or indirectly.

                  "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  "STOCK" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement by and among the Company, Noteholders and each of the other stockholders party thereto, substantially in the form attached hereto as Exhibit B, as such agreement may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY" shall mean with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or
(ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "TRANSACTION DOCUMENTS" shall mean this Agreement, the Certificate of Designation, the Stockholders Agreement, Amendment No. 4 to the Existing Securities Exchange Agreement and the amended and restated Notes and guarantees contemplated thereby.

                  "WARN" shall have the meaning set forth in Section 4.19.

                  References to this "AGREEMENT" shall mean this Exchange Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

                                    ARTICLE 2

                         THE PURCHASE OF PREFERRED STOCK

         2.1 AUTHORIZATION OF ISSUE. Prior to the Closing, the Company shall have duly authorized the delivery to each of Noteholders of the number of shares of Preferred Stock set forth in Section 2.2 below in the exchange set forth below.

         2.2 EXCHANGE OF NOTES. Subject to the terms and conditions set forth in this Agreement, each of the Noteholders exchanges its pro rata share of the Exchange Notes on the Closing Date for its pro rata share of 905 shares of the Preferred Stock, on the terms and subject to the conditions set forth herein and containing the terms, preferences and limitations set forth in the Certificate of Designation, such shares of Preferred Stock to be issued to the Noteholders on a pro rata basis as follows: (a) Cerberus to receive 416.51 shares; (b) GSCP to receive 318.78 shares; and (c) Foothill to receive 169.71 shares.

         2.3 CLOSING. The closing of the exchange of the Notes for Preferred Stock (the "CLOSING") shall take place on December 29, 2000, or such date and time as shall be mutually agreed to by the parties hereto (the "CLOSING DATE"), but in any event no later than December 31, 2000, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, or such other place as shall be mutually agreed to by the parties hereto.

                  On the Closing Date, the Company will deliver to each Noteholder, in exchange for its pro rata share of the Exchange Notes, certificates representing such Noteholder's pro rata share of the Preferred Stock registered in such names and in such denominations as such Noteholder requests.

                                    ARTICLE 3

                          NOTEHOLDERS' REPRESENTATIONS

                  Each Noteholder, severally and not jointly, makes the following representations and warranties to the Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

         3.1 INVESTMENT INTENTION. Such Noteholder is acquiring the Preferred Stock for its own account, for investment purposes and not with a view to the distribution thereof. Such Noteholder will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Preferred Stock (or solicit any offers to buy, purchase, or otherwise acquire any of the Preferred Stock), except in compliance with the Securities Act.

         3.2 ACCREDITED INVESTOR. Such Noteholder is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment. Such Noteholder's investment in the Company is reasonable in relation to such Noteholder's net worth and financial needs, and such Noteholder is able to bear the economic risk of losing its entire investment in the Preferred Stock. Such Noteholder has adequate means of providing for such Noteholder's current needs and contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of such Noteholder's entire investment.

         3.3 CORPORATE EXISTENCE. Such Noteholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

         3.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by such Noteholder of this Agreement and the other Transaction Documents to be executed by it: (i) are within such Noteholder's corporate or partnership power, as the case may be; (ii) have been duly authorized by all necessary corporate or partnership action, as the case may be;
(iii) are not in contravention of any provision of such Noteholders' certificate of incorporation, by-laws, partnership agreement or other similar organizational document; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on such Noteholder. This Agreement and the other Transaction Documents to which such Noteholder is a party have each been duly executed and delivered by such Noteholder and constitute the legal, valid and binding obligations of such Noteholder, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.5 OWNERSHIP OF EXCHANGE NOTES. Such Noteholder is the beneficial owner of, and has good and marketable title to, the Exchange Notes it will exchange pursuant to terms of this Agreement and on the Closing Date will deliver for exchange their interests in such Exchange Notes free and clear of all Liens, options, purchase rights, contracts, equities claims and demands. Such Noteholder is not a party to any option, warrant purchase right or other contract or commitment that could require such Noteholder to sell, transfer or dispose of any of such Exchange Notes.

         3.6 INFORMATION. Such Noteholder is in a position regarding the Company, which, based upon its relationship or economic bargaining power, enabled and enables such Noteholder to obtain information from the Company in order to evaluate the merits and risks of such Noteholder's investment in the Preferred Stock. The Company has made available to such Noteholder, at a reasonable time prior to its purchase of the Preferred Stock, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain any additional information relating to the Company, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, which is necessary to verify the accuracy of the information given to it or otherwise to make an informed investment decision. No statement, printed material or inducement was given or made by the Company or anyone on its behalf which is contrary to the written information disclosed to such Noteholder.

         3.7 NO GENERAL SOLICITATION. Such Noteholder has not been offered the Preferred Stock by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         3.8 CALIFORNIA BLUE SKY. Foothill understands that the sale of the Preferred Stock that are the subject of this Agreement has not been qualified with the Commissioner of Corporation of the State of California and the issuance of the Preferred Stock or the payment or receipt of any part of the consideration therefor prior to the qualification is unlawful, unless the sale of Preferred Stock is exempt from the qualification by Section 25100, 25102, or 25105 of the California Corporations Code. Such Noteholder further understands that the rights of all parties to this Agreement are expressly conditioned upon the qualification being obtained, unless the sale is so exempt.

         3.9 NEW YORK BLUE SKY. Each of Cerberus and GSCP is a "financial institution" or "institutional buyer" as defined in Section 359-e of the New York General Business Law.

                                    ARTICLE 4

                    COMPANY'S REPRESENTATIONS AND WARRANTIES

                  The Company makes the following representations and warranties to each Noteholder as of the date hereof, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

         4.1 AUTHORIZED AND OUTSTANDING SHARES OF CAPITAL STOCK. After giving effect to the Closing, the authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, of which 1,000 shares are issued and outstanding, and 10,000 shares of preferred stock, $0.001 par value per share, of the Company, of which only the shares of Preferred Stock being issued pursuant to this Agreement will be issued and outstanding. All of such issued and outstanding shares, including, without limitation, the Preferred Stock, are validly issued, fully paid and non-assessable. Schedule 4.1 hereto contains a complete and correct list of all stockholders of the Company and the number of shares owned by each. Except as set forth on Schedule 4.1, (i) there is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require or permit, the issuance of any additional shares of Stock of the Company or other securities convertible into shares of equity securities of the Company, other than, under certain circumstances, the issuance of Common Stock or Preferred Stock in lieu of cash dividends on the Preferred Stock, and (ii) there are no agreements to which the Company is a party or, to the knowledge of the Company, to which any stockholder or warrant holder of the Company is a party, with respect to the voting or transfer of the Stock of the Company or with respect to any other aspect of the Company's affairs, other than the Stockholders Agreement. There are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by the Company, other than pursuant to the Transaction Documents. True and correct copies of the certificate of incorporation, as amended to the date hereof, and by-laws, as amended to the date hereof, of the Company have been delivered to Noteholders.

         4.2 AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK. The issuance of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company and, upon delivery to Noteholders of certificates therefor in exchange for Exchange Notes in accordance with the terms hereof, the Preferred Stock will have been validly issued and fully paid and non-assessable, free and clear of all pledges, liens, encumbrances and preemptive rights, except as provided in the Stockholders Agreement.

         4.3 SECURITIES LAWS. In reliance on the investment representations contained in Section 3.1, the offer, issuance, sale and delivery of the Preferred Stock, as provided in this Agreement, are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Preferred Stock under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of the Preferred Stock to the registration requirements of Section 5 of the Securities Act.

         4.4 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Company and each of its Subsidiaries, if any, (i) is a corporation, limited liability company, limited partnership or unincorporated joint venture duly organized, validly existing and in good standing under the laws of the state of its organization,
(ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver each Transaction Document to which it is a party and consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be qualified or in good standing is not reasonably likely to have a Material Adverse Effect.

         4.5 SUBSIDIARIES. Schedule 4.5 is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Stock of all Subsidiaries of the Company in existence on the date hereof. All of the issued and outstanding shares of Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Stock is owned by the Company directly or indirectly through one or more of its wholly-owned Subsidiaries, free and clear of all Liens, and there are no options, warrants, rights to purchase or similar rights covering Stock for any such Subsidiary.

         4.6 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Company of this Agreement, the other Transaction Documents to which it is a party and all instruments and documents to be delivered by the Company, the issuance and sale of the Preferred Stock and the consummation of the other transactions contemplated by any of the foregoing:
(i) have been duly authorized by all necessary action, (ii) except for such conflicts for which consents have been obtained, do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on or otherwise affecting its operations or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (iv) except as set forth in Schedule 4.6, do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except where such contravention, creation, suspension, revocation, impairment, forfeiture or nonrenewal is not reasonably likely to have a Material Adverse Effect. This Agreement and each of the other Transaction Documents being delivered on the date hereof have been duly executed and delivered by the Company and Subsidiaries named therein and will be the legal, valid and binding obligation of the Company and each Subsidiary that is a party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and to general principles of equity.

         4.7 FINANCIAL CONDITION. (a) Except as set forth on Schedule 4.7, since September 30, 2000 no event or development has occurred that has had or is reasonably likely to have a Material Adverse Effect.

                           (b) The Company has heretofore furnished to the
Noteholders consolidated balance sheets and statements of operations and cash flows of Holdings dated as of December 31, 1999, which have been audited by and accompanied by the opinion of independent public accountants. Such balance sheets and statements of operations and cash flows present fairly in all material respects the consolidated financial condition and results of operations of Holdings and its consolidated Subsidiaries as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its consolidated Subsidiaries, as of the dates thereof.

         4.8 PROPERTIES. Except as disclosed on Schedule 4.8, (i) each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted. Schedule 4.8 sets forth a complete and accurate list of all real property owned or leased by each of the Company and its Subsidiaries, and (ii) each of the Company and its Subsidiaries has complied with all obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for any instances of noncompliance and such failures of such leases to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         4.9 ADVERSE AGREEMENTS, ETC. Other than the Chapter 11 Cases, none of the Company nor its Subsidiaries is subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order or ruling of a court or other Governmental Authority that is reasonably likely to have a Material Adverse Effect.

         4.10 ENVIRONMENTAL MATTERS. Except (A) as set forth on Schedule 4.10 or
(B) where such noncompliance, Release or Environmental Action is not reasonably likely to have a Material Adverse Effect, (i) the operations of each of the Company and its Subsidiaries are in compliance in all material respects with Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any of the Company and its Subsidiaries or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any of the Company and its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any of the Company and its Subsidiaries or any predecessor in interest nor does any of the Company and its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against any of the Company and its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any of the Company and its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect.

         4.11 LABOR MATTERS. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any of the Company and its Subsidiaries, threatened against any of the Company and its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best knowledge of any of the Company and its Subsidiaries threatened against any of the Company and its Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of the Company and its Subsidiaries, threatened against any of the Company and its Subsidiaries, except employee grievances that are not reasonably likely to have a Material Adverse Effect; and (iii) to the best knowledge of the Company and any of its

Subsidiaries, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them.

         4.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Company or any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or
(ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         4.13 TAXES. All Federal, state and local tax returns and other reports required by applicable law to be filed by the Company or its Subsidiaries have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Company or its Subsidiaries or any property of the Company or its Subsidiaries and which have become due and payable on or prior to the date hereof have been paid, except (i) to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof; or (ii) where the failure to make such filing, extension or payment is not reasonably likely to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 4.13 no federal income tax returns of the Company or its Subsidiaries are being audited by the IRS, and neither the Company nor its Subsidiaries has as of the date hereof requested or been granted any extension of time to file any federal, state, local or foreign tax return. Except as set forth on Schedule 4.13, none of the Company nor its Subsidiaries is a party to or has any obligation under any tax sharing agreement.

         4.14 LITIGATION. Except as set forth in Schedule 4.14, there is no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened action, suit or proceeding affecting the Company or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that is reasonably likely to have a Material Adverse Effect or relates to any Transaction Document, the Plan or any transaction contemplated hereby or thereby or that, if adversely determined, is reasonably likely to have a Material Adverse Effect.

         4.15 BROKERS. Except as set forth on Schedule 4.15, no broker or finder acting on behalf of the Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. The Company is solely responsible for the payment of all such finder's or brokerage fees.

         4.16 GOVERNMENTAL APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any of the Company or its Subsidiaries of any Transaction Document to which it is or will be a party, except (i) as set forth in Schedule 4.16 or (ii) where the failure to obtain such authorization or approvals, or to provide such notice or filing, with any Governmental Authority is not reasonably likely to have a Material Adverse Effect.

         4.17 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of the Company and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Set forth on Schedule 4.17 hereto is a complete and accurate list as of the date hereof of all trademarks, trademark applications and tradenames, material licenses, permits, patents, patent applications, service marks, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of each of the Company and its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of each of the Company and its Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, that is reasonably likely to have a Material Adverse Effect.

         4.18 COMPLIANCE WITH LAWS, ETC. None of the Company nor its Subsidiaries is in violation of its organizational documents, any material law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its material property or assets, including, without limitation, any Physician Self-Referral Laws, and no Default or Event of Default has occurred and is continuing.

         4.19 ERISA. Except (A) as set forth on Schedule 4.19 or (B) where any violation is not reasonably likely to have a Material Adverse Effect, (i) each Employee Plan is in substantial compliance with ERISA and the IRC, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the IRS and delivered to the Noteholders, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the IRC at any time during the previous 60 months, and (v) no Lien imposed under the IRC or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the IRC at any time during the previous 60 months. Except as set forth on Schedule 4.19, none of the Company, its Subsidiaries or any of their ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that the Company, its Subsidiaries or any of their ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the IRC, none of the Company, its Subsidiaries or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company, its Subsidiaries or any of its ERISA Affiliates or coverage after a participant's termination of employment. None of the Company, its Subsidiaries or any of their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

         4.20 REGISTRATION UNDER EXCHANGE ACT; REGISTRATION RIGHTS. Neither the Company nor any of its Subsidiaries has registered any class of its securities pursuant to Section 12 of the Exchange Act and no such registration is required by the Exchange Act. Except as set forth in Schedule 4.20 hereto, neither the Company nor any of its Subsidiaries is under any obligation to register, under the Securities Act, any of its presently outstanding securities or any securities which may hereafter be issued.

         4.21 FULL DISCLOSURE. Each of the Company and its Subsidiaries has disclosed to the Noteholders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that are reasonably likely to have a Material Adverse Effect. None of the other reports, financial statements, certificates or other information taken as a whole furnished by or on behalf of any of the Company and its Subsidiaries to the Noteholders in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided, however, that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         4.22 INSURANCE. Each of the Company and its Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with the Company in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Noteholders.
Schedule 4.22 sets forth a list of all insurance maintained by each of the Company and its Subsidiaries on the date hereof.

         4.23 JOINT VENTURES. The Company and its Subsidiaries does not and shall not own, directly or indirectly, any equity interest in any Person other than the Subsidiaries listed on Schedule 4.5 and the Joint Ventures listed on
Schedule 4.23, which Schedule 4.23 sets forth as of the date hereof a list of all Joint Ventures in which any of the Company and its Subsidiaries has an equity interest and the direct or indirect percentage ownership interest of such Person therein.

         4.24 PERMITS, ETC. Except as set forth on Schedule 4.24, (A) each of the Company and its Subsidiaries has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except where the failure to possess or noncompliance is not reasonably likely to have a Material Adverse Effect and (B) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

                                    Article 5

                                    COVENANTS

         5.1 AFFIRMATIVE AND FINANCIAL COVENANTS. The Company covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless the Noteholders have given their prior written consent) so long as any of the shares of Preferred Stock are outstanding:

                           (a) Books and Records. The Company shall, and shall
cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP.

                           (b) Financial and Business Information.

                                    (i) Monthly Information. Commencing with the
month ending December 31, 2000, the Company will deliver to Noteholders as soon as practicable after the end of each month, but in any event within 45 days of each month ending December 31, 2000, January 31, 2001 and February 28, 2001 and within 35 days of the end of each month thereafter: (A) an unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries, if any, at the end of such month; and (B) unaudited consolidated statements of operations, retained earnings and cash flows of Holdings and its consolidated Subsidiaries, if any, for such month and for the portion of such year ending with such month;

                                    (ii) Quarterly Information. The Company will
deliver to Noteholders as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of Holdings, but in any event within 45 days thereafter, (A) an unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries, if any, as at the end of such quarter, and (B) unaudited consolidated statements of operations, retained earnings and cash flows of Holdings and its consolidated Subsidiaries, if any, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in comparative form the actual consolidated figures for the comparable period of the prior fiscal year. Such statements shall be (1) prepared in accordance with GAAP, (2) in reasonable detail and (3) certified by the principal financial or accounting officer of Holdings.

                                    (iii) Annual Information. The Company will
deliver to Noteholders as soon as practicable after the end of each fiscal year of Holdings, but in any event within 90 days thereafter, (A) an audited consolidated balance sheet of Holdings and its consolidated Subsidiaries, if any, as at the end of such year, and (B) audited consolidated statements of operations, retained earnings and cash flows of Holdings and its consolidated Subsidiaries, if any, for such year; setting forth in each case in comparative form the figures for the previous year. Such statements shall be (1) prepared in accordance with GAAP, (2) in reasonable detail and (3) opined upon by Ernst & Young LLP or such other firm of independent certified public accountants of recognized national standing selected by Holdings and reasonably acceptable to the Noteholders.

                                    (iv) Filings. The Company will deliver to
Noteholders, promptly upon their becoming available, one copy of each report, notice or proxy statement sent by Holdings and/or the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or other writing (other than transmittal letters) (including, without limitation, by electronic means) pursuant to the Securities Act filed by Holdings and/or the Company with
(i) the SEC or (ii) any securities exchange on which shares of Common Stock of Holdings and/or the Company are listed.

                                    (v) Projections. Commencing with the Fiscal
Year ended December 31, 2001, the Company will deliver to Noteholders within 15 days prior to the beginning of each Fiscal Year:

                                             (1) projected consolidated balance
sheets of Holdings and its consolidated Subsidiaries, if any, for such Fiscal Year, on a monthly basis;

                                             (2) projected consolidated cash
flow statements of Holdings and its consolidated Subsidiaries, if any, including summary details of cash disbursements (including for capital expenditures), for such Fiscal Year, on a monthly basis; and

                                             (3) projected consolidated
statements of operations of Holdings and its consolidated Subsidiaries, if any, for such Fiscal Year, on a monthly basis; in each case, approved by the Board of Directors of the Company, together with appropriate supporting details.

                                    (vi) Customer Complaints; Other Information.
The Company will promptly notify Noteholders of any material customer complaints concerning the Company's products and services. If requested by any Noteholder, the Company will deliver to such Noteholder such other information respecting the Company's or any of its Subsidiaries' business, financial condition or prospects as such Noteholder may, from time to time, reasonably request.

                                    (vii) Business Plan. On or before January
30, 2001 the Company shall furnish to the Noteholders a Business Plan through December 31, 2001. The Business Plan will be prepared such that it is believed by the Company at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Company, and have been based on assumptions believed by the Company to be reasonable at the time made and upon the best information then reasonably available to the Company, and such that the Company was not aware of any facts or information that would lead it to believe that such projections, are incorrect or misleading in any material respect.

                           (c) COMMUNICATION WITH ACCOUNTANTS. Subject to
execution of a confidentiality agreement and applicable securities laws, the Company authorizes each Noteholder to communicate directly with its independent certified public accountants and tax advisors and authorizes those accountants to disclose to such Noteholder any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Company and any of its Subsidiaries.

                           (d) TAX COMPLIANCE. The Company shall pay all
transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to Noteholders of the Preferred Stock and any Common Stock or Preferred Stock issued in lieu of cash dividends on the Preferred Stock, and shall indemnify and save each Noteholder harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of the Preferred Stock or such Common Stock by the holder thereof. The obligations of the Company under this Section 5.1(d) shall survive the payment, prepayment or redemption of the Preferred Stock and the termination of this Agreement.

                           (e) INSURANCE. The Company shall and shall cause each
Subsidiary of the Company to maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, directors' and officers' insurance and insurance on all property and assets material to the operation of the business, all in amounts customary for the industry. The Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

                           (f) COMPLIANCE WITH LAW. The Company shall, and shall
cause each of its Subsidiaries to, comply with all laws, including Environmental Laws, applicable to it, except where the failure to comply would not be reasonably likely to result in a Material Adverse Effect.

                           (g) MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS.
The Company shall, and shall cause each of its Subsidiaries to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and its rights and franchises; (ii) except as permitted hereunder, at all times maintain, preserve and protect all of its patents, trademarks and trade names, and preserve all the remainder of its material assets, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices and (iii) continue to conduct businesses related to the business that the Company is engaged in on the date hereof.

                           (h) ACCESS. The Company shall permit representatives
of Noteholders to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as such Noteholder may reasonably request.

                           (i) EXCESS CASH. The Company shall invest all excess
cash in cash and Cash Equivalents.

                           (j) EXCHANGE OF STOCK CERTIFICATES. The Company will,
at its expense, promptly upon surrender of any certificates representing shares of Preferred Stock at the office of the Company referred to in, or designated pursuant to, Section 10.1 hereof, execute and deliver to any Noteholder so surrendering such certificates a new certificate or certificates in denominations specified by such Noteholder for an aggregate number of shares of Preferred Stock equal to the number of shares of such stock represented by the certificates surrendered.

                           (k) LOST, STOLEN, DESTROYED OR MUTILATED STOCK
CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Preferred Stock and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (which may be an undertaking by a Noteholder to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Preferred Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

                           (l) FURTHER ASSURANCES. Take such action and execute,
acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as the Noteholders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Transaction Documents; (ii) to establish and maintain the validity and effectiveness of any of the Transaction Documents; and (iii) to better assure, convey, grant assign, transfer and confirm unto the Noteholders the rights now or hereafter intended to be granted to the Noteholders under this Agreement or any other Transaction Documents. The Company shall and shall cause its Subsidiaries to negotiate, execute and deliver such amendments, supplements or other modifications of this Agreement and the other Transaction Documents as shall be deemed by the Noteholders to be necessary, desirable or advisable to reflect the terms set forth in the Term Sheet attached hereto as Exhibit D, as approved by the United States Bankruptcy Court for the District of Delaware.

         5.2 NEGATIVE COVENANTS. The Company covenants and agrees that from and after the date hereof (except as otherwise provided herein, or unless the Noteholders have given their prior written consent) so long as shares of Preferred Stock are outstanding:

                           (a) PERMITTED ACQUISITIONS OR INVESTMENTS. The
Company shall not, and shall not permit any of its Subsidiaries to, directly, enter into or indirectly in any transaction or related series of transactions, acquire or invest in, whether for cash, debt, Stock, or other property or assets or by guaranty of any obligation, any assets or business of any Person other than (i) acquisitions by the Company or wholly-owned Subsidiaries of the Company from the Company or any such wholly-owned Subsidiary or investments therein;
(ii) acquisitions in the ordinary course of business; and (iii) acquisitions involving an aggregate purchase price of not more than the Acquisition Threshold, (iii) investments in Cash Equivalents, or (iv) investments existing on the date hereof, as set forth on Schedule 5.2(a), but not any increase in the amount thereof as set forth on such Schedule or any other modification of the terms thereof; provided, however, the Company may cumulatively make loans or advances or issue Guaranteed Indebtedness in an aggregate amount of up to $3,000,000 and the Company may conduct such transactions as are required under agreements that are in existence on (and as constituted on) the Closing Date with respect to joint ventures, partnerships, non-wholly owned Subsidiaries and Subsidiaries of Holdings organized under the laws of Canada. Except as provided in this paragraph (a), the Company shall not, and shall not permit any of its Subsidiaries to, invest in any Person if, after giving effect thereto, such Person would be an Affiliate, but not a Subsidiary, of the Company.

                           (b) SALES OF ASSETS; LIQUIDATION. Except to the
extent required by any Governmental Authority possessing jurisdiction over the business or operations of the Company or any of its Subsidiaries, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) sell, transfer, convey or otherwise dispose of any assets or properties, including accounts receivable, or (ii) liquidate, dissolve or wind up the Company, or any of its Subsidiaries, except for transfers to the Company, whether voluntary or involuntary; provided, however, that the foregoing shall not prohibit (i) the sale of assets in the ordinary course of business,
(ii) the sale of surplus or obsolete equipment and fixtures, or (iii) transfers resulting from any casualty or condemnation of assets or properties.

                           (c) CAPITAL STOCK. Except with respect to shares
issued in lieu of cash dividends in accordance with the Certificate of Designation, the Company shall not issue any additional senior or pari passu securities. The Company's authorized capital Stock shall not include any Stock senior to or pari passu with the Preferred Stock.

                           (d) TRANSACTIONS WITH AFFILIATES. The Company shall
not and shall not permit any Subsidiary of the Company to enter into or be a party to any transaction with any Affiliate of the Company or such Subsidiary, except (i) transactions expressly permitted hereby, (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Noteholders and are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (iii) transactions between the Company and its wholly-owned Subsidiaries or the joint ventures listed in Schedule 4.23 or between such Subsidiaries or joint ventures and (iv) payment of compensation to employees and directors' fees.

                           (e) LIENS, ETC. The Company shall not and shall not
permit its Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names Company or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to the Company or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens.

                           (f) INDEBTEDNESS. The Company shall not and shall not
permit any Subsidiary of the Company to incur or suffer to exist any Indebtedness except Permitted Indebtedness. The Company shall not and shall not permit any Subsidiary of the Company to directly or indirectly prepay, redeem, purchase or retire any Indebtedness, other than Capital Lease Obligations, or to amend or otherwise modify any Indebtedness, other than Capital Lease Obligations, to the extent such amendment or modification would be adverse to the Noteholders in any material respect.

                           (g) RESTRICTED PAYMENTS. The Company shall not and
shall not permit any Subsidiary of the Company to make any Restricted Payments nor shall the Company permit any Subsidiary to make such payments with respect to the Company's Stock; provided, however, that the Company may (a) declare and pay cash dividends on the Preferred Stock and (b) redeem the Preferred Stock in accordance with its terms.

                           (h) SALE AND LEASEBACK TRANSACTIONS. The Company
shall not and shall not permit any Subsidiary to enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except that the Company or any Subsidiary may enter into any such arrangement so long as the aggregate amount of Indebtedness incurred in connection with such arrangements does not exceed $5,000,000 at any time outstanding.

         5.3 CERTAIN TAX MATTERS. (a) In the event (i) of a Final Determination (as defined below) that, due to any reason (including by reason of any of the terms of Preferred Stock) other than an act or failure to act of any Noteholder (including by reason of the application of IRC Section 246(c) or IRC Section
246A) or any Noteholder being other than a corporation, dividends paid or accrued or deemed paid or accrued on the Preferred Stock are not eligible for the dividends received deduction provided under the Dividends Deduction Laws (the "DIVIDENDS-RECEIVED DEDUCTION"), (ii) any Dividends Deduction Law or any similar or corresponding state or local law is amended to reduce or eliminate or otherwise limit the Dividends-Received Deduction available to any Noteholder or
(iii) any dividend with respect to the Preferred Stock does not constitute, in whole or in part, a dividend for federal income tax purposes or such dividend is subject to Section 1059 of the IRC (in either case, an "EXCESS DISTRIBUTION"), the Company shall pay to Noteholders with respect to each such dividend payment, no later than the Payment Date (as defined below), an additional payment (the "GROSS-UP PAYMENT") such that the net amount of such Gross-Up Payment received and retained by such Noteholder after payment by such Noteholder of any federal, state and local income tax payable with respect to such Gross-Up Payment shall equal, in the case of (i) or (ii) above, the difference between (x) the federal, state and local income tax payable by such Noteholder with respect to such dividend in its taxable year in which the dividend was paid or deemed paid and
(y) the federal, state and local income tax which would have been payable by such Noteholder in its taxable year in which the dividend was paid or deemed paid if the events described in (i) or (ii) had not occurred and in the case of
(iii) above, an amount which, when taken together with the aggregate distributions (whether treated as dividends or Excess Distributions for federal income tax purposes) paid or deemed paid to such Noteholder during any taxable year, would cause such Noteholders' net yield in dollars (after taking into effect the federal income tax consequences of treating the Excess Distributions received by such Noteholder as capital gain received upon the taxable sale or exchange of Preferred Stock) to be equal to the net yield in dollars which would have been received by such Noteholder had none of the distributions paid or deemed paid to such Noteholder during such taxable year constituted Excess Distributions, in all cases together with any interest or penalties actually payable by such Noteholder to the IRS or any other applicable taxing authority by reason of such events.

                           (a) A "FINAL DETERMINATION" shall mean (i) a
decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final or (ii) a closing agreement entered into under Section 7121 (or any successor to such Section) of the IRC or any corresponding provision of state or local law, or any other settlement agreement entered into in connection with an administrative or judicial proceeding and consented to by a Noteholder or any member of its consolidated group. The "PAYMENT DATE" shall mean the date that is 90 days after the end of the relevant taxable year.

                           (b) If any Noteholder is notified formally or
informally of any audit, examination or proceeding by the IRS or any other taxing authority with respect to the availability of the Dividends-Received Deduction, such Noteholder shall promptly notify the Company of such audit, examination or proceeding; provided, however, that such Noteholder's failure to give such notice or to keep the Company fully informed concerning a Contest (as defined below) shall not affect the Company's obligation to make Gross-Up Payments in accordance with this Section. Such Noteholder shall have exclusive control and responsibility to conduct any audit, examination, proceeding or litigation (a "CONTEST") with respect to such issue.

                           (c) All subsequent holders of the Preferred Stock
shall be entitled to all of the benefits of this Section; provided that any such subsequent holder qualifies for the Dividends-Received Deduction under the then current Dividend Deductions Laws at the time of its acquisition of the Preferred Stock.

         5.4 STATUS OF DIVIDENDS. The Company will not (i) in any income tax return or claim for refund of income tax or other submission to the IRS or other taxing authority claim a deduction in respect of amounts paid or payable under the Preferred Stock, whether as interest or pursuant to any other statutory provisions or regulation now in effect or hereafter enacted or adopted, except to the extent that any such deduction shall not, in the opinion of counsel satisfactory to the Noteholders, operate to jeopardize the availability to any Noteholder of the dividends received deduction provided by Section 243(a)(1) of the IRC, or any successor provision or any similar or corresponding provision under state or local law (collectively, the "DIVIDENDS DEDUCTION LAWS"), (ii) in any report to stockholders, or to any governmental body having jurisdiction over the Company or otherwise treat the Preferred Stock other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in GAAP required as a result of action by an authoritative accounting standards-setting body, and (iii) except to the extent permitted in clause (i) above and other than as expressly permitted by this Agreement or the Company's Certificate of Incorporation take any action which would result in the dividends paid by the Company on the Preferred Stock out of the Company's current or accumulated earnings and profits being ineligible for the dividends received deduction provided by any Dividends Deduction Laws.

                                    Article 6

                              CONDITIONS PRECEDENT

         6.1 CONDITIONS PRECEDENT. The obligation of each Noteholder to purchase the Preferred Stock pursuant to Section 2.2 hereof, is subject to the condition that such Noteholder shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Noteholders:

                           (a) Favorable opinions of Reed Smith LLP, counsel to
the Company, and Scott Larson, general counsel of the Company substantially in the forms attached hereto as Exhibit C, it being understood that to the extent that such opinion of counsel to the Company shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to the Noteholders and shall provide that Noteholders may rely thereon.

                           (b) Resolutions of the board of directors of the
Company, certified by the Secretary or Assistant Secretary of the Company, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

                           (c) Governmental certificates, dated the most recent
practicable date prior to the Closing Date, with telegram updates where available, showing that the Company is organized and in good standing in the jurisdiction of its organization.

                           (d) True and correct copies, certified by the
Secretary or Assistant Secretary of the Company, of the document evidencing the terms of the Preferred Stock, which shall contain the terms set forth in Exhibit A attached hereto and evidence of the filing of the Certificate of Designation with the Secretary of State of the State of Delaware.

                           (e) A copy of the organizational charter and all
amendments thereto of the Company, certified as of a recent date by the Secretary of State of the State of Delaware, and copies of the Company's by-laws, certified by the Secretary or Assistant Secretary of the Company as true and correct as of the Closing Date.

                           (f) The Stockholders Agreement duly executed by the
parties thereto.

                           (g) Certificates of the Secretary or an Assistant
Secretary of the Company, dated the Closing Date, as to the incumbency and signatures of the officers of the Company executing this Agreement, the Preferred Stock, each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

         6.2 ADDITIONAL CONDITIONS. The obligation of each Noteholder to purchase the Preferred Stock pursuant to Section 2.2 is subject to the additional conditions precedent that:

                           (a) Except as disclosed pursuant to Article IV, there
shall not have occurred any event or condition since September 30, 2000 which could have a Material Adverse Effect.

                           (b) All of the representations and warranties of the
Company contained herein or in the other Transaction Documents shall be true and correct on and as of the Closing Date as if made on such date and no breach of any covenant contained in Article V shall have occurred or would result from the Closing hereunder.

                           (c) The Closing shall have occurred no later than
December 31, 2000.

                           (d) The issuance of an order by the United States
Bankruptcy Court for the District of Delaware (a) approving the transactions contemplated by this Agreement, (b) approving of amendments to the Remaining Notes to result in the Remaining Notes bearing an interest rate of 9% per annum, payable quarterly in arrears, and a maturity of June 30, 2001, and (c) determining that the transactions contemplated in this Agreement shall not affect, prejudice or impair the rights or claims of the Noteholders with respect to the Notes and that any equitable claims for relief affecting the Noteholders or their claims with respect to the Notes shall be determined as though the transactions contemplated in this Agreement had not occurred.

                                    Article 7

                             SECURITIES LAW MATTERS

         7.1 LEGENDS. Each certificate representing the Preferred Stock shall bear a legend substantially in the following form:

                  "THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION

                  REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH OR EXEMPT FROM SUCH LAWS, AND UPON EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH OR EXEMPTION FROM SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY."

                                    Article 8

                                 INDEMNIFICATION

                  The Company agrees to indemnify and hold harmless each Noteholder and its Affiliates and their respective officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("LOSSES") which may be imposed upon, incurred by or asserted against such Noteholder or such other indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by the Company contained herein or in any certificate or document delivered pursuant hereto or arising out of any Environmental Law applicable to the Company or its Subsidiaries or otherwise relating to or arising out of the transactions contemplated hereby.

                                    Article 9

                                    EXPENSES

                  The Company shall pay all reasonable out-of-pocket expenses of
(i) Noteholders in connection with the preparation of the Transaction Documents and the transactions contemplated thereby including all legal expenses, and (ii) the Noteholders in connection with (A) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents, and (B) any attempt to enforce any rights of Noteholders against the Company, any Subsidiary of the Company or any other Person, that may be obligated to any Noteholder by virtue of any of the Transaction Documents (including the reasonable fees and expenses of all of its counsel and consultants retained in connection with the Transaction Documents and the transactions contemplated thereby).

                                   Article 10

                                  MISCELLANEOUS

         10.1 NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

         (a)      If to the Company at:

                  Coram, Inc.
                  1125 Seventeenth Street
                  Suite 2120
                  Denver, Colorado  80202
                  Attn:  Scott Danitz
                  Telecopy Number:  (303) 672-8799

                                    and

                  General Counsel
                  Telecopy Number:  (303) 298-0047

                  with a copy to:

                  Reed Smith LLP
                  1301 K Street, N.W.
                  Suite 1100 - East Tower
                  Washington, D.C.   20005-3317
                  Attn:  Eugene Tillman
                  Telecopy Number:  (202) 414-9299

         (b)      If to Noteholders:

                  Cerberus Partners, L.P.
                  450 Park Ave.
                  28th Floor
                  New York, NY  10022
                  Attn:  Steven Feinberg
                  Telecopy Number:  (212) 421-2947

                  Goldman Sachs Credit Partners L.P.
                  c/o Goldman, Sachs & Co.
                  85 Broad Street, 6th Floor
                  New York, NY   10004
                  Attn:  Ed Mule
                  Telecopy Number:  (212) 902-0922

                  Foothill Capital Corporation
                  11111 Santa Monica Blvd.
                  Suite 1500
                  Los Angeles, CA  90025
                  Attn:  Ed Stearns
                  Telecopy Number:  (310) 453-7470

                  With a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  Alan Miller, Esq.
                  Telecopy Number:  (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

         10.2 BINDING EFFECT; BENEFITS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

         10.3 AMENDMENT. No amendment or waiver of any provision of this Agreement or any other Transaction Document nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and all of the Noteholders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

         10.4 SUCCESSORS AND ASSIGNS; ASSIGNABILITY. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of all of the Noteholders. Any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Noteholders without the prior written consent of the Company, except the obligation of Noteholders to purchase the Preferred Stock at Closing. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.5 REMEDIES. Each Noteholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         10.6 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.7 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

         10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         10.9 PUBLICITY. Neither Noteholders nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

         10.10 GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York without regard to the principles thereof relating to conflict of laws. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the federal or state courts located in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 10.1 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

                            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company and each Noteholder has executed this Agreement as of the day and year first above written.

                                       CORAM, INC.


                                       By:  /S/  SCOTT R. DANITZ
                                            ------------------------------------
                                            Name:  Scott R. Danitz
                                            Title:  Vice President and Treasurer

                                       NOTEHOLDERS:

                                       GOLDMAN SACHS CAPITAL PARTNERS, L.P.


                                       By:  /S/  DAN ALLEN
                                            ------------------------------------
                                            Name:  Dan Allen
                                            Title:

                                       CERBERUS PARTNERS, L.P.


                                       By:  /S/  MARK NEPORENT
                                            ------------------------------------
                                       Name: Mark Neporent
                                       Title:  Chief Operating Officer


                                       FOOTHILL CAPITAL CORPORATION


                                       By:  /S/  ED STERNS
                                          --------------------------------------
                                       Name: Ed Sterns
                                       Title:  Senior Vice President



                   [SIGNATURE PAGE OF THE EXCHANGE AGREEMENT]

                                    Exhibit A
                  Certificate of Designation - Preferred Stock

                                   CORAM, INC.


                     CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                       AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF
                            ------------------------

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law
                            ------------------------

                  Coram, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors, by unanimous written consent, dated December 28, 2000 adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

                  WHEREAS, in order to effectuate the issuance of the Series A Preferred Stock (as set forth below), the Board deems it in the best interest of the Corporation and its stockholder to create a series of preferred stock, designated as Series A Preferred Stock, with certain rights, designations, preferences, qualifications and/or restrictions.

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board by Section 151 of the DGCL and in accordance with the provisions of its Certificate of Incorporation, as amended and restated as of the date hereof, a class of preferred stock of the Corporation to be known as Series A Preferred Stock be, and it hereby is, created and provided for, and the Board hereby fixes, states and expresses the terms, designations, relative rights, preferences and limitations of such class in the particulars as set forth in the Certificate of Designation attached as EXHIBIT A hereto (the "CERTIFICATE OF DESIGNATION"); and be it

                  FURTHER RESOLVED, that the President or the Treasurer or any other officer of the Corporation (each, an "AUTHORIZED OFFICER") be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation and in its name, to execute and deliver any and all documents in connection with the foregoing, to execute, deliver and file with the Secretary of State of the State of Delaware, in accordance with the requirements of the DGCL, the Certificate of Designation and to take any and all action as he may deem necessary or appropriate in connection with the foregoing, all on such terms and conditions he deems necessary or appropriate; and be it

                  FURTHER RESOLVED, that the Authorized Officer be, and each of them hereby is, authorized, empowered and directed to take all such action as he deems necessary or appropriate to implement and carry out the intent of the foregoing resolutions.

                   TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       of

                            SERIES A PREFERRED STOCK

                                       of

                                   CORAM, INC.

                  The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series A Preferred Stock or the holders thereof are as follows:

                  1. DEFINITIONS. For purposes of this Designation, the following definitions shall apply:

                  "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month to end within 60 days prior to such date specified, based on the fair market value of the Company (the "Company Value"), as determined by a nationally reputable appraisal firm or investment banking firm selected by the Company and the holders of the Common Stock (the "Company's Investment Banking Firm"), divided by the number of Fully Diluted Outstanding shares of Common Stock.

                  The Required Holders shall have a period of 15 days after delivery of the Appraised Value to present in writing to the Company's Investment Bank (with a copy to the Company and the holders of the Common Stock) any objections the Required Holders may have to any of the matters set forth therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 15-day period, the Company Value shall be deemed accepted and approved by the Required Holders, on the one hand, and by the Company and the holders of the Common Stock, on the other hand.

                  If the Required Holders shall raise any objections within such 15-day period, a nationally reputable appraisal firm or investment banking firm selected by the Required Holders (the "Required Holders' Investment Banking Firm") and the Company's Investment Banking Firm shall attempt to resolve the matter or matters in dispute and, if resolved, such firms shall send a joint notice to the Company, the holders of the Common Stock and the Required Holders, stating the manner in which the dispute was resolved, whereupon the confirmed or revised Company Value shall be final and binding on such parties.

                  If such dispute cannot be resolved by the Company and the holders of the Common Stock, on the one hand, and the Required Holders, on the other hand, nor by such Investment Banking Firms within 30 days after the date of the delivery of the objection by Required Holders, then the specific matters in dispute shall be submitted to a nationally reputable appraisal firm or investment banking firm mutually selected by the Company's Investment Banking Firm and the Required Holders' Investment Banking Firm (the "Mutual Investment Banking Firm"), which Mutual Investment Banking Firm shall make a final and binding determination as to such matter or matters. The Mutual Investment Banking Firm shall send its written determination to the Company, the holders of the Common Stock, the Required Holders, the Company's Investment Banking Firm and the Required Holders' Investment Banking Firm. The Company's Investment Banking Firm shall then send to the Company, the holders of the Common Stock and the Required Holders a confirmation of the Company Value, as determined by the Mutual Investment Banking Firm, and the Required Holders' Investment Banking Firm shall send a letter to the Company, the holders of the Common Stock and the Required Holders confirming that such confirmed or revised Company Value is in accordance with such determination, whereupon the confirmed or revised Company Value shall be binding on such parties.

                  The parties hereto shall cooperate with each other and each other's authorized representatives and with Mutual Investment Banking Firm in order that any and all matters in dispute shall be resolved as soon as practicable and that a final determination of the Company Value and the Appraised Value shall be made.

                  "Board" shall mean the Board of Directors of the Company.

                  "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Common Stock" shall mean the Common Stock, $1.00 par value per share, of the Company.

                  "Company" shall mean Coram, Inc., a Delaware corporation.

                  "Dividend Rate" shall mean a cumulative compound annual rate of 15%, calculated on a 360 day per year basis, based on the actual number of days elapsed.

                  "Event of Default" shall have the meaning assigned to it in the Exchange Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such similar Federal statute.

                  "Exchange Agreement" shall mean the Exchange Agreement, dated as of December 29, 2000, by and among the Company and the Persons named therein, as it may be amended from time to time, a copy of which is on file at the principal office of the Company.

                  "Fully Diluted Outstanding" shall mean, with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable upon the exercise or conversion of options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share (other than shares of Common Stock issuable by the Company as a dividend, prior to such issuance).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

                  "Liquidation Preference" shall mean $120,802 per share.

                  "Noteholders" shall have the meaning assigned to it in the Exchange Agreement.

                  "Organic Change" shall mean (A) any sale, lease, exchange or other transfer of more than 50% of the property and assets of the Company, (B) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (C) any merger or consolidation to which the Company is a party and which the holders of the voting securities of the Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction, or (D) any Person or group of Persons (as such term is used in Section 13(d) of the Exchange Act), other than the Noteholders, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) securities of the Company representing 50% or more of the voting securities of the Company then outstanding. For purposes of the preceding sentence, "voting securities" shall mean securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

                  "Original Issue Date" shall mean the date of the original issuance of shares of Preferred Stock.

                  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Stock" shall refer to shares of Series A Preferred Stock, $0.001 par value per share, of the Company.

                  "Redemption Date" shall mean the date on which any shares of Preferred Stock are redeemed by the Company.

                  "Redemption Price" has the meaning set forth in Section 6(a)(i) of this Certificate of Designation.

                  "Required Holders" shall mean the holders of all of the outstanding shares of Preferred Stock.

                  "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange or Nasdaq market, a day on which such exchange or market is open for the transaction of business.

                  "Vote Multiple" has the meaning set forth in Section 5(a) of this Certificate of Designation.

                  2. DESIGNATION; NUMBER OF SHARES. The designation of the preferred stock authorized by this resolution shall be "Series A Preferred Stock" and the number of shares of Series A Preferred Stock designated hereby shall be 1125 shares.

                  3.       DIVIDENDS.

                  (a) So long as any shares of Preferred Stock shall be outstanding, the holders of such Preferred Stock shall be entitled to receive out of any funds legally available therefor, preferential dividends at the Dividend Rate on the Liquidation Preference hereunder, payable quarterly on the last Business Day of each calendar quarter. Such dividends shall be cumulative and begin to accrue from the Original Issue Date, whether or not declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends.

                  (b) The dividend will be payable (i) prior to the effective date of a Chapter 11 plan of reorganization with respect to the Company, in the form of additional shares of Preferred Stock having a Liquidation Preference equal to such dividend amount, or (ii) following the effective date of a Chapter 11 plan of reorganization with respect to the Company and at the Company's election, in cash or in shares of Common Stock having an Appraised Value equal to such cash dividend payment.

                  (c) So long as any shares of Preferred Stock shall be outstanding, (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on account of any Common Stock until all dividends in respect of the Preferred Stock for all past and current dividend periods have been paid and all amounts in respect of the redemption of Preferred Stock pursuant to Section 6 have been paid, and (ii) no shares of Common Stock shall be purchased, redeemed or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof until all dividends in respect of the Preferred Stock for all past and current dividend periods have been paid and all amounts in respect of the redemption of Preferred Stock pursuant to Section 6 have been paid.

                  (d) Notwithstanding anything to the contrary contained herein, if, on any date, an Event of Default shall have occurred and be continuing, whether or not by reason of the absence of legally available funds therefor, then the Dividend Rate on the shares of Preferred Stock shall be increased to a compound annual rate of 16%, for as long as such Event of Default is continuing.

                  4.       LIQUIDATION RIGHTS OF PREFERRED STOCK.

                  (a) In the event of any sale, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Common Stock or any share of any other class or series of the Company's preferred stock ranking junior to the Preferred Stock with respect to the payment of dividends or distribution of assets on the sale, liquidation, dissolution or winding up of the Company, an amount equal to the Liquidation Preference plus all declared or accrued and unpaid dividends in respect of any sale, liquidation, dissolution or winding up consummated.

                  (b) If upon any sale, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Preferred Stock, based on the full preferential amounts for the number of shares of Preferred Stock held by each holder.

                  (c) After payment to the holders of Preferred Stock of the amounts set forth in Section 4(a), the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of any preferred stock of the Company entitled to a preference over the Common Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock and Preferred Stock, in proportion to their ownership of such shares.

                  5. VOTING RIGHTS. In addition to any voting rights provided by law, the holders of shares of Preferred Stock shall have the following voting rights:

                  (a) Subject to the provisions for dilution hereinafter set forth, so long as any of the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Company. The number of votes which a holder of Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "VOTE MULTIPLE," which, as of the Original Issue Date, will be equal to one. In the event the Corporation shall at any time after Original Issue Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue additional shares of Common Stock at a purchase price which is less than the Appraised Value of such shares on the date of issuance, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock and Preferred Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock and Preferred Stock that were outstanding immediately prior to such event.

                  (b) The unanimous affirmative vote of all of the shares of Preferred Stock, voting together as a class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, or pursuant to a written consent of stockholders shall be necessary to:

                  (i) authorize, adopt or approve an amendment to the Certificate of Incorporation or By-laws of the Company, including, without limitation, (A) to increase the size of the Board, (B) reduce the stated value or Liquidation Preference of, or Dividend Rate on, the Preferred Stock, (C) change the place or currency of payment of stated value or Liquidation Preference of, or Dividend Rate on, the Preferred Stock (D) impair the right to institute suit for the enforcement of any payment on or with respect to the Preferred Stock, or (E) reduce the percentage of outstanding shares of Preferred Stock necessary to modify or amend the terms hereof or to grant waivers;

                  (ii) issue any shares of the capital stock of the Company ranking senior to, or pari passu with (either as to dividends or upon voluntary or involuntary liquidation, dissolution or winding up) the Preferred Stock, or issue any securities convertible into or exchangeable for such shares, except shares of Common Stock; or

                  (iii) take any action which would result in an Organic Change.

                  (c) The holders of shares of Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect three directors of the Company; provided, however, that if the holders of shares of Preferred Stock do not elect any directors to the Board of Directors, such holders will have the right to appoint an observer to the Board.

                  (d) If, on any date, an Event of Default shall have occurred and be continuing, whether or not by reason of the absence of legally available funds therefor, then the holders of shares of Preferred Stock shall have, in addition to their other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect two additional directors of the Company in accordance with this Section 5.

                  (e) (i) The foregoing rights of holders of shares of Preferred Stock to take any actions as provided in this Section 5 may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof or pursuant to any written consent of stockholders.

                  (ii) If (A) the annual meeting of stockholders of the Company is not, for any reason, held within the time fixed in the by-laws of the Company, or (B) vacancies shall exist in the offices of directors elected by the holders of Preferred Stock, or (C) the holders of the Preferred Stock have the right to elect additional directors pursuant to Section 5(d) above, a proper officer of the Company, upon the written request of the holders of record of at least ten percent (10%) of the shares of Preferred Stock then outstanding, addressed to the Secretary of the Company, shall call a special meeting in lieu of the annual meeting of stockholders or a special meeting of the holders of Preferred Stock, for the purpose of electing or, if necessary, removing directors. Any such meeting shall be held at the earliest practicable date at the place for the holding of the annual meetings of stockholders. If such meeting shall not be called by the proper officer of the Company within twenty
(20) days after personal service of said written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of record of at least ten percent (10%) of the outstanding shares of Preferred Stock may designate in writing one of their member to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any holder of Preferred Stock so designated shall have access to the lists of stockholders to be called pursuant to the provisions hereof.

                  (f) Any vacancy occurring in the office of director elected by the holders of Preferred Stock or any additional director to be elected pursuant to Section 5(d) above may be filled by the remaining director(s) elected by the holders of Preferred Stock unless and until such vacancy shall be filled by the holders of Preferred Stock. The term of office of the directors elected by the holders of Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors.

                  (g) The directors elected by the holders of shares of Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote of the holders of at least a majority of the outstanding shares of Preferred Stock. A special meeting of the holders of shares of Preferred Stock may be called in accordance with the procedures set forth in Section 5(e) above.

                  6.       REDEMPTION OF PREFERRED STOCK.

                  (a) The Company may, at any time, redeem, and the holders of the outstanding Preferred Stock shall sell to the Company, at the redemption price equal to the sum of the Liquidation Preference per share plus an amount equal to all accrued and unpaid dividends per share (the "Redemption Price"), all or a portion of the outstanding Preferred Stock.

                  (b) (i) At least thirty (30) days prior to the date fixed for the redemption of the Preferred Stock, written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the Preferred Stock at its post office address last shown on the records of the Company. The Redemption Notice shall state:

                                    (1)      the number of shares of Preferred
Stock held by the holder that the Company intends to redeem;

                                    (2)      the date fixed for redemption and
the Redemption Price; and

                                    (3)      that the holder is to surrender to
the Company, in the manner and at the place designated, its certificate or certificates representing the shares of Preferred Stock to be redeemed.

                  (ii) On or before the Redemption Date, each holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash on the Redemption Date to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (c) Dividends on the Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the holders of such shares redeemed shall cease to have any further rights with respect thereto on the Redemption Date.

                  (d)      If, at the time of any redemption pursuant to this
Section 6, the funds of the Company legally available for redemption of Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares to be redeemed. At any time thereafter when additional funds of the Company become legally available for the redemption of Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Preferred Stock which the Company has become obligated to redeem pursuant to this subparagraph, but which it has not redeemed.

                  (e) The Company may not otherwise redeem or repurchase the Preferred Stock.

                  7. CERTAIN COVENANTS. Any registered holder of Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  8. NO REISSUANCE OF PREFERRED STOCK. No Preferred Stock acquired by the Company by reason of redemption, purchase, or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

                  9. NOTICES. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 1125 Seventeenth Street, Suite 2100, Denver, CO 80202 or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Preferred Stock at their addresses appearing on the books of the Company.

                  IN WITNESS WHEREOF, Coram, Inc. has caused this Certificate to be signed by an appropriate officer on this 29th day of December, 2000.


                                        -------------------------

                                    Exhibit B
                             Stockholders Agreement

                              STOCKHOLDER AGREEMENT

         THIS STOCKHOLDER AGREEMENT (this "STOCKHOLDER AGREEMENT") is made and entered into as of the 29th day of December, 2000, by and among CORAM, INC., a Delaware corporation (the "COMPANY"), CERBERUS PARTNERS, L.P., a New York limited partnership ("CERBERUS"), FOOTHILL CAPITAL CORPORATION, a California corporation ("FOOTHILL"), and GOLDMAN SACHS & CO., a New York corporation ("GOLDMAN"). Cerberus, Foothill, and Goldman and each holder of the Company's stock which becomes a party to this Agreement after the date hereof are individually referred to herein as a "STOCKHOLDER," and collectively as the "STOCKHOLDERS."

                               W I T N E S S E T H

         WHEREAS, pursuant to that certain Exchange Agreement (herein so defined), of even date herewith, by and among the Company and the Stockholders,
(a) Cerberus has acquired 416.51 shares of the Company's Preferred Stock (as hereinafter defined), (b) Foothill has acquired 169.71 shares of the Company's Preferred Stock, and (c) Goldman has acquired 318.78 shares of the Company's Preferred Stock;

         WHEREAS, the Company's Preferred Stock held by Cerberus, Foothill, and Goldman constitute all of the shares of the Preferred Stock outstanding of the Company on the date hereof; and

         WHEREAS, the parties hereto wish to state herein their mutual understandings, agreements and obligations and to impose certain restrictions on the rights and benefits with respect to the voting and disposition of the Shares (as hereinafter defined) now or hereafter owned by the Stockholders.

         NOW, THEREFORE, for and in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.    DEFINITIONS.

         The following capitalized terms are used in this Agreement with the meanings thereafter ascribed:

         "AFFILIATE" of a Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such other Person. For purposes of the foregoing definition: (a) with respect to any Person which is not an individual, "CONTROL" shall mean the direct or indirect power to direct or cause the direction of the management of a Person, by ownership of equity securities, by contract or otherwise, and shall be deemed to exist with respect to any entity as to which the Person in question owns or is the beneficiary of, directly or indirectly, fifty percent (50%) or more of the outstanding voting rights or equity interests; and (b) with respect to any Person who is an individual, the term "PERSON" shall include, in addition to such individual, such individual's ancestors and descendants (including by adoption), spouse, spouse's ancestors and descendants, and any other individual as to whom there exists a family relationship with the first individual which is close enough to indicate a commonality of interest between such individual and the first individual.

         "AGREEMENT" means this Stockholder Agreement, together with any addenda and amendments made in the manner described in this Agreement.

         "CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Company filed with the Secretary of State of the state of Delaware on December 29, 2000.

         "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the $1.00 par value per share common stock of the Company.

         "DISPOSITION" means any transfer of all or any part of the rights and incidents of ownership of the Shares, including the right to vote, and the right to possession of the Shares as collateral for indebtedness, whether such transfer is outright or conditional, inter vivos or testamentary, voluntary or involuntary, or for or without consideration.

         "DESIGNATED HEALTH SERVICES" shall have the meaning set forth under Stark II.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "IMPERMISSIBLE INVESTOR" means any Person who is not a Permissible Investor.

         "NON-REFERRAL AGREEMENT" means a written agreement in form and substance acceptable to the Company, and executed and delivered by an Impermissible Investor, pursuant to which such Impermissible Investor agrees that it will not make any referral (as defined under Stark II) of patients to the Company for Designated Health Services during such period of time as the Impermissible Investor is a Stockholder or Stockholder Owner hereunder.

         "PERMITTED DISPOSITION" means a Disposition effected by a Stockholder to a Permissible Investor as to which the transferor shall have obtained and delivered to the Company (a) the written agreement of the proposed transferee, in form and substance reasonably satisfactory to the Company, that the proposed transferee will be bound by, and that the Shares proposed to be transferred to the proposed transferee will be subject to, this Agreement, and (b) (unless waived by the Company in its discretion) an opinion of counsel, reasonably satisfactory to the Company, (i) that such transfer of interest does not require registration under the Securities Act or any applicable state securities laws and (ii) that such proposed transferee is a Permissible Investor. Such written agreement and opinion of counsel shall be attached as an addendum to this Agreement and thereby incorporated as a part of this Agreement, whereupon the proposed transferee shall have adopted this Agreement, and thereafter shall be a party hereto, and the term "Stockholders" as used herein shall thereafter mean and include such transferee.

         "PERMISSIBLE INVESTOR" means any Person other than (a) a physician who is in a position to make any referrals (as defined under Stark II) of patients to the Company for Designated Health Services for which payment may be made under Title XVIII of the Social Security Act

(42 U.S.C. Section 1395 et seq.) or under Title XIX of the Social Security Act (42 U.S.C. Section 1396 et seq.) (a "REFERRING PHYSICIAN"), (b) a member of a Referring Physician's immediate family (as defined under Stark II) (a "REFERRING PHYSICIAN FAMILY MEMBER"), or (c) a Person in which a Referring Physician or a Referring Physician Family Member, directly or indirectly, owns or holds any ownership or equity interest (as a shareholder, partner, member, or otherwise); provided, however, that a Person who would be deemed a Referring Physician under clause (a) above shall not be deemed a Referring Physician and shall be a Permissible Investor if such Person enters into a Non-Referral Agreement with the Company and does not at any time breach such Non-Referral Agreement.

         "PERSON" means an individual, corporation, partnership, joint venture, trust, limited liability company, government, or other legal entity of any nature whatsoever.

         "PREFERRED STOCK" means the $0.001 par value per share preferred stock of the Company.

         "QUALIFIED PUBLICLY TRADED COMPANY" means any legal entity whatsoever the ownership of which by a Referring Physician or a Referring Physician Family Member would not violate Stark II by virtue of the fact that such ownership would fall within the exception under Stark II for the ownership of publicly traded securities and mutual funds.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "SHARES" means and includes as to each Stockholder, all shares of the equity securities of the Company, including without limitation the Common Stock and the Preferred Stock, now or in the future owned of record or beneficially by such Stockholder (including without limitation, all Common Stock, Preferred Stock or other equity securities of the Company hereafter acquired pursuant to the exercise of any option, warrant, or other right granted by the Company to such Stockholder).

         "SHARE VALUE" shall have the meaning ascribed to it in Section 3.3(d) below.

         "STARK II" means the Medicare and Medicaid physician self-referral statutory provisions at 42 U.S.C. Sections 1395nn and 1396b(s), as amended, together with all rules and regulations promulgated thereunder, as the same may be amended from time to time.

         "STOCKHOLDER OWNER" means any Person who, directly or indirectly, owns or holds any ownership or equity interest (as a shareholder, partner, member, or otherwise) in a Stockholder.

         "TERM SHEET" means that Term Sheet agreed to by the Company and the Stockholders dated December 28, 2000, as approved by the United States Bankruptcy Court for the District of Delaware.

2.    STOCKHOLDER REPRESENTATIONS AND WARRANTIES.

         2.1. QUALIFICATION AS PERMISSIBLE INVESTOR. Each Stockholder hereby represents and warrants that (a) it and each of its Stockholder Owners qualifies as a Permissible Investor hereunder or (b) it is a Permissible Investor and it has duly promulgated to its Stockholder Owners the notice attached hereto as EXHIBIT A.

         2.2. ACCREDITED INVESTOR. Each Stockholder hereby represents and warrants that (a) it satisfies the definition of "accredited investor" as set forth in Rule 501(a) of Regulation D under the Securities Act and/or is a "sophisticated investor"; and (b) it has acquired the Shares for its own investment account and not (i) with a view to the resale or distribution of all or any part thereof or (ii) on behalf of another Person who has not made the foregoing representation.

3.    SHARE CONTROL.

         3.1. RESTRICTIONS UPON TRANSFER OF SHARES. Notwithstanding any provision of this Agreement to the contrary and except as otherwise permitted in this Agreement, during the Term (a) neither the Company nor any Stockholder shall make any Disposition of its Shares, except for a Permitted Disposition, and (b) each Stockholder shall at all times during its ownership of any Shares maintain its status as a Permissible Investor.

         3.2. RESTRICTION ON OWNERSHIP OF STOCKHOLDER. Except as otherwise provided in this Section 3.2, during the Term all Stockholders shall at all times ensure that all of their respective Stockholder Owners are Permissible Investors; provided, however, that a Person who would otherwise be an Impermissible Investor hereunder shall not be prohibited from directly or indirectly owning or holding an ownership or equity interest (as a shareholder, partner, member, or otherwise) in a Stockholder Owner which is Qualified Publicly Traded Company. Notwithstanding the foregoing, if any Stockholder or any of its Affiliates desires to enter into a transaction pursuant to which an Impermissible Investor would become a Stockholder Owner with respect to such Stockholder in a manner which is prohibited under the immediately preceding sentence, such Stockholder shall first either (a) have such Person enter into a Non-Referral Agreement with the Company or (b) submit to the Company's Board of Directors a written opinion of legal counsel describing the proposed transaction in detail and setting forth a legal opinion to the effect that the proposed transaction would not result in a violation of Stark II. In the event a written opinion of counsel is submitted as provided in part (b) of the preceding sentence, and the Company's Board of Directors agrees, in its discretion, that the proposed transaction would not result in a violation of Stark II (which such agreement by the Company's Board of Directors shall include the approval of at least one (1) of each of the Cerberus Directors, the Foothill Directors, and the Goldman Directors), such Stockholder or its Affiliate, as the case may be, may consummate the proposed transaction but only in the manner described in the applicable opinion of counsel approved by the Company's Board of Directors.

         3.3.  COMPANY OPTION TO PURCHASE SHARES.

                  (a) In the event any Shares are at any time legally or beneficially owned by any Impermissible Investor, the Company shall at all times thereafter have the option to (i) require that the Impermissible Investor immediately enter into a Non-Referral Agreement with the Company or (ii) if the Impermissible Investor fails to immediately enter into such a Non-Referral Agreement of if the Company otherwise elects in its discretion, purchase such Shares in accordance with this Section 3.3. Such option shall be exercised by the Company providing written notice (the "ELECTION NOTICE") to the Impermissible Investor. In the event the Company elects to purchase the Shares, the exercise of such purchase option shall be at a price equal to the Share Value and shall be payable as set forth in Section 3.3(d) below.

                  (b) In the event a Stockholder Owner is at any time an Impermissible Investor, the Company shall at all times thereafter have the option to (i) require such Stockholder Owner to immediately enter into a Non-Referral Agreement with the Company or (ii) if such Stockholder Owner fails to immediately enter into such a Non-Referral Agreement, or if the Company otherwise elects in its discretion, purchase all Shares owned by the Stockholder in question in accordance with this Section 3.3. Such option shall be exercised by the Company providing an Election Notice (x) to the Impermissible Investor in the event of the exercise of the option set forth in clause (i) of the preceding sentence or (y) to the Stockholder in question in the event of the exercise of the option set forth in clause (ii) of the preceding sentence. In the event the Company elects to purchase the Shares, the exercise of such purchase option shall be at a price equal to the Share Value and shall be payable as set forth in Section 3.3(d) below.

                  (c) The total purchase price for Shares purchased under Sections 3.3(a) and (b) above (the "PURCHASE PRICE") shall be paid in cash or by certified check, except that at the option of the Company, and to the extent permissible under Stark II, up to ninety percent (90%) of the total Purchase Price may be paid by the unsecured promissory note of the Company (the "NOTE"), with principal payable in equal annual installments over a period of not more than three (3) years, and with simple interest at the lowest rate which would result in there being no unstated interest for purposes of Section 483 of the Internal Revenue Code of 1986, payable upon each anniversary of the Note. The Company shall have the right to repay the principal and accrued interest outstanding under the Note without penalty at any time and from time to time.

                  (d) The "SHARE VALUE" at any time shall be the fair market value price per Share at such time as determined by the Board. The Board shall agree on a value according to such criteria as it deems relevant, which may include any valuation of Shares made in connection with any investment in the Company, the restricted nature of the Shares, book value, earnings and earnings prospects of the Company and a comparison to other companies in the same industry as the Company. If the Board of Directors is unable to approve any determination of the Share Value, then the Share Value shall be the fair market value of a Share as determined by an independent appraiser selected and approved by the Board of Directors.

                  (e) The closing of any purchase and sale of Shares under this
Section 3.3 shall be held not more than one hundred twenty (120) days after the Company's issuance of an Election Notice with respect to a purchase of Shares and shall take place at the principal office of the Company (or such other location as may be agreed to by all parties involved). At the closing, the Person selling Shares shall deliver the certificates for the Shares being sold, duly endorsed for transfer and free and clear of any lien, claim, charge, pledge, security interest, or encumbrance whatsoever.

4.    GOVERNANCE PROVISIONS.

         4.1. VOTING RIGHTS. The holders of the shares of Preferred Stock hereby acknowledge and agree that the voting rights set forth in Section 5 of the Certificate of Designation shall not be effective (and shall not be exercised by the holders of the shares of Preferred Stock) prior to the effective date of a Chapter 11 plan of reorganization with respect to the Company. Prior to such date, the holders of the shares of Preferred Stock shall have the following voting rights in lieu of the voting rights set forth in Section 5 of the Certificate of Designation:

                  (a) The holders of shares of Preferred Stock shall have the exclusive right, voting separately as a single class, to elect two directors of the Company; provided, however, that if the holders of shares of Preferred Stock do not elect any directors to the Board of Directors, such holders will have the right to appoint an observer to the Board of Directors.

                  (b) Any vacancy occurring in the office of director elected by the holders of Preferred Stock or any additional director to be elected pursuant to Section 4.1(a) or 4.1(b) above may be filled by the remaining director(s) elected by the holders of Preferred Stock unless and until such vacancy shall be filled by the holders of of the shares of Preferred Stock. The term of office of the directors elected by the holders of the shares of Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors.

                  (c) The directors elected by the holders of the shares of Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote of the holders of at least a majority of the outstanding shares of Preferred Stock.

                  (d) From and after the effective date of a Chapter 11 plan or reorganization with respect to the Company, the foregoing rights of the holders of the shares of Preferred Stock to elect directors of the Company in accordance with this Section 4.1 shall no longer be effective (and shall not be exercised by the holders of the shares of Preferred Stock) and shall be replaced with the rights of the holders of shares of Preferred Stock to elect directors of the Company in accordance with Sections 5 of the Certificate of Designation.

5.    COMPANY COVENANTS

         5.1. FURTHER ASSURANCES. The Company agrees to negotiate, execute and deliver such amendments, supplements or other modifications of this Stockholder Agreement as shall be deemed by the Stockholders to be necessary, desirable or advisable to reflect the terms set forth in the Term Sheet.

6.    STOCKHOLDERS' COVENANTS

         6.1. FURTHER ASSURANCES. Each Stockholder agrees to negotiate, execute and deliver such amendments, supplements or other modifications of this Stockholder Agreement as shall be deemed by the Company to be necessary, desirable or advisable to reflect the terms set forth in the Term Sheet.

7.    INDEMNIFICATION

         7.1. INDEMNIFICATION BY STOCKHOLDERS. Each Stockholder (the "STOCKHOLDER INDEMNITOR") hereby agrees to defend, indemnify, and hold the Company and all other Stockholders, and their respective officers, directors, agents, representatives, Affiliates, successors and assigns (collectively, the "INDEMNITEES"), harmless from and against any claim, liability, obligation, expense, loss, or other damage (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "CLAIMS") asserted against, imposed upon, or incurred by any of them in respect of:

                  (a) Any and all Claims resulting from any misrepresentation or breach of warranty or violation of any covenant made by such Stockholder Indemnitor hereunder, or in any certificate or agreement furnished or to be furnished by the Stockholder Indemnitor or any Stockholder Owner or Affiliate with respect to such Stockholder Indemnitor hereunder (including, without limitation, any Non-Referral Agreement). It is hereby expressly understood and agreed that for the purposes of the foregoing indemnification, the term Claim shall include the full amount of the Purchase Price paid by the Company, and all other costs and expenses whatsoever which the Company incurs, in connection with the Company's purchase of any Shares pursuant to Section 3.3 above;

                  (b) Any and all Claims arising from or in connection with any act, omission, or status of the Stockholder Indemnitor creating liability for violations of Stark II; and

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses incident to any item to which the foregoing indemnity relates.

         7.2. CLAIMS PROCESS. As soon as is reasonably practicable after any party entitled to indemnification pursuant to Section 6.1 above (the "INDEMNIFIED PARTY") becomes aware of any Claim that it has and which is covered under Section 6.1 above, such Indemnified Party shall notify the party obligated to provide indemnification under such sections (the "INDEMNIFYING PARTY") in writing, which notice shall describe the Claim in reasonable detail, and shall indicate the amount (estimated, if necessary to the extent feasible) of the Claim. The failure of any Indemnified Party to promptly give any Indemnifying Party such notice shall not preclude such Indemnified Party from obtaining indemnification under Section 6.1 above, except to the extent that such Indemnified Party's failure has prejudiced the Indemnifying Party's rights or increased its liabilities and obligations hereunder. In the event of a third party Claim which is subject to indemnification under Section 6.1 above, the Indemnifying Party shall promptly defend such Claim by counsel of its own choosing, subject to the approval of the Indemnified Party, which approval shall not unreasonably be withheld, and the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such Claim including the settlement of the matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such settlement). Any such settlement shall include a complete and unconditional release of the Indemnified Party from the Claim. If the Indemnifying Party within a reasonable time after notice of a Claim fails to defend the Indemnified Party, or if the Indemnifying Party is, or at any time during the Term of this Agreement was, an Impermissible Investor, the Indemnified Party shall be entitled to undertake the defense, compromise, or settlement of such Claim at the expense of and for the account and risk of the Indemnifying Party.

8.    GENERAL PROVISIONS.

         8.1. TERM. The term of this Agreement ("TERM") shall commence upon the date hereof and shall terminate on the first to occur of (a) a single Person or a Person and its Affiliates becoming the holder of all Shares, (b) the effective date of a written agreement signed by all Stockholders providing for the termination of this Agreement, (c) a Sale of the Company, (d) the voluntary dissolution of the Company, or (e) the date upon which the Company is a Qualified Publicly Traded Company.

         8.2. LEGEND. During the Term, each certificate representing the Shares shall bear the following legend, or a similar legend reasonably deemed by the Company to constitute an appropriate notice of the provisions hereof and the applicable securities laws (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

         On the face of the certificate:

         TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE.

         On the reverse:

         THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY IN ACCORDANCE WITH THAT CERTAIN STOCKHOLDER AGREEMENT (THE "AGREEMENT") BY AND AMONG CORAM, INC. (THE "COMPANY") AND CERTAIN STOCKHOLDERS THEREOF, DATED DECEMBER 29, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENT. IN ADDITION, THE COMPANY IS ENTITLED UNDER THE AGREEMENT TO ACQUIRE THE SHARES OF THE COMPANY'S STOCK OWNED BY A STOCKHOLDER, OR HELD BY A TRANSFEREE OF SUCH SHARES, IN THE EVENT OF CERTAIN VIOLATIONS OF THE AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE, OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENT.

         THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH OR EXEMPT FROM SUCH LAWS, AND UPON EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH OR EXEMPTION FROM SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

                  Each Stockholder shall promptly surrender the certificates representing its Shares to the Company so that the Company may affix the foregoing legends thereto. A copy of this Agreement shall be kept on file in the principal office of the Company. Upon termination of all applicable restrictions set forth herein and upon tender to the Company of the appropriate stock certificates, the Company shall reissue to the holder of such stock certificates new stock certificates which shall contain only the second paragraph of the restrictive legend set forth above. This legend may be modified from time to time by the Board of Directors of the Company to conform to applicable law or to this Agreement.

         8.3. SPECIFIC ENFORCEMENT. The Stockholders expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Stockholder, any other Stockholder shall, in addition to all other remedies available with respect to such breach, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         8.4. NOTICES. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be effective when delivered in person or by "confirmed" facsimile transmission or one day after deposit with a nationally recognized overnight delivery carrier properly addressed and deposited prior to the applicable deadline for receipt of overnight packages, or five days after deposit in the U.S. Mail, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows (or at such other address for the parties as shall be specified by like notice):

         if to the Company:                 Coram, Inc.
                                            1125 Seventeenth Street
                                            Suite 2100
                                            Denver, CO  80202
                                            Attention: Scott Larson
                                            Facsimile: 303-298-0047
                                            Phone: 303-672-8668

         with a copy (which shall

         not constitute notice) to:         Reed Smith LLP
                                            1301 K Street, N.W.
                                            Suite 1100 - East Tower
                                            Washington, DC  20005-3317
                                            Attention: Eugene Tillman, Esquire
                                            Facsimile: 202-414-9299
                                            Phone: 202-414-9244

         If to Stockholders:
                                            Cerberus Partners, L.P.
                                            450 Park Ave.
                                            28th Floor
                                            New York, NY  10022
                                            Attn:  Steven Feinberg
                                            Telecopy Number:  (212) 421-2947
                                            Goldman, Sachs & Co.
                                            85 Broad Street, 6th Floor
                                            New York, NY   10004
                                            Attn:  Ed Mule
                                            Telecopy Number:  (212) 902-0922
                                            Foothill Capital Corporation
                                            11111 Santa Monica Blvd.
                                            Suite 1500
                                            Los Angeles, CA  90025

                                            Attn:  Ed Stearns
                                            Telecopy Number:  (310) 453-7470
                                            With a copy to:
                                            Weil, Gotshal & Manges LLP
                                            767 Fifth Avenue
                                            New York, New York  10153
                                            Attn:  Alan. Miller, Esq.
                                            Telecopy Number:  (212) 310-8007

         8.5. ASSIGNMENT. Except as specifically provided herein, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties.

         8.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, irrespective of the choice of law provisions thereof.

         8.7. AMENDMENT. Except as otherwise provided herein, this Agreement may be amended, supplemented, or interpreted at any time, but only by a written instrument executed by the Company and by Stockholders holding a majority of the Shares, so long as such Stockholders also include Cerberus, Foothill, and Goldman.

         8.8. FACSIMILE SIGNATURE; COUNTERPARTS. This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.9. ENTIRE AGREEMENT. This Agreement, together with the other documents delivered pursuant hereto or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement, or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

         8.10. EFFECT OF OTHER LAWS AND AGREEMENTS. The rights and obligations of the parties under this Agreement shall be subject to any restrictions on the purchase of stock which may be imposed by the General Corporation Law of the State of Delaware or any agreement now or hereafter entered into between the Company and any financial institution with respect to loans or other financial accommodations made to the Company. Nothing contained herein shall be deemed to limit the obligations and duties imposed upon officers and directors in accordance with state and federal laws.

         8.11. FURTHER ASSURANCE. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         8.12. CAPTIONS AND SECTION HEADINGS. Except as used in Section 1, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         8.13. WAIVER. Any waiver by any party hereto of any of his or its rights hereunder shall be without prejudice of his or its future assertion of any such rights, and any delay in exercising any rights shall not operate as a waiver thereof.

         8.14. SEVERABILITY OF PROVISIONS. If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be impaired in any way.

         8.15. SPECIFIC PERFORMANCE. In any action or proceeding to specifically enforce the provisions of this Agreement, any Person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such Person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The provisions of this paragraph shall not prevent any party from seeking a remedy at law in connection with any breach of this Agreement.

         8.16. STOCKHOLDER OBLIGATIONS. The obligations of the Stockholders hereunder are several and not joint.

         8.17. INTERPRETATION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that consequently any rule of construction to the effect that any ambiguities are to be resolved against the drafting party is not applicable in the interpretation of this Agreement or any exhibits hereto.

         8.18. MATERIAL CHANGE IN LAW. In the event that, after the date of this Agreement, there is a material change in law which results in this Agreement or the parties' performance of their obligations hereunder being in violation of applicable law, the parties shall negotiate in good faith with one another to amend this Agreement so as to eliminate such violation, PROVIDED, that such amendment shall conform as closely as possible to the original terms of this Agreement. If the parties are unable to agree upon either: (a) whether there has been a material change in law which results in this Agreement or the parties' performance of their obligations hereunder being in violation of applicable law; or (b) the terms or form of such amendment, then either party may submit the matter to binding arbitration before a single arbitrator in Denver, Colorado in accordance with the rules and regulations of the American Arbitration Association then in effect, and judgment upon the award of the arbitrator may be entered in any court having jurisdiction. If the arbitrator determines that it is more likely than not that a material change in law after the date of this Agreement has resulted in this Agreement or the parties' performance of their obligations hereunder is in violation of applicable law, such arbitrator shall either: (a) draft and require the parties to enter into an amendment to this Agreement which eliminates the violation of law and conforms as closely as possible to the original terms of this Agreement; or (b) if the arbitrator determines that no such amendment is feasible, order the termination of this Agreement. Until any such matter is resolved through mutual agreement or binding arbitration, each party shall continue to observe all other terms of this Agreement. This Section 7.18 shall not be construed to require that the parties arbitrate any matter under this Agreement other than as expressly described in this Section 7.18.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

CORAM, INC.


By:
   --------------------------------------------------
Its:
    -------------------------------------------------


CERBERUS PARTNERS, L.P.


By:
   --------------------------------------------------
Its:  GENERAL PARTNER
      -----------------------------------------------

By:
   --------------------------------------------------
Its:
    -------------------------------------------------


FOOTHILL CAPITAL CORPORATION


By:
   --------------------------------------------------
Its:
    -------------------------------------------------


GOLDMAN SACHS & CO.


By:
   --------------------------------------------------
Its:
    -------------------------------------------------

                                    EXHIBIT A


Based on a recent transaction converting pre-existing debt to preferred stock, [name of partnership] (the "PARTNERSHIP") holds an equity interest in Coram, Inc. (the "COMPANY"). The Partnership continues to hold debt issued by the Company as well. This Notice addresses certain requirements of federal law which prohibit an individual with a direct or indirect ownership or investment interest in a health care provider from making Medicare or Medicaid referrals to that provider for certain services. The purpose of this Notice is to assure that you are aware of these requirements so that the Company and its investors can maintain compliance with this law.

The federal law, referred to as "STARK II," prohibits physicians from making Medicare and Medicaid referrals to an entity in which they have an ownership or investment interest (subject to certain exceptions not applicable here). SEE GENERALLY 42 U.S.C. Section 1395nn. These prohibitions apply to physician ownership or investment in the Company because the Company and its subsidiaries provide (i) parenteral and enteral nutrients, equipment, and supplies, (ii) outpatient prescription drugs, (iii) infusion pumps (durable medical equipment), and (iv) home health services and supplies. These items and services are Designated Health Services which trigger the Stark II prohibitions. Violations of the statute could result in payment denials, refund obligations, and certain penalties against the party making or receiving a prohibited referral.

As noted, Stark II also prohibits referrals by physicians whose "IMMEDIATE FAMILY MEMBERS" have an ownership or investment interest in a company that provides Designated Health Services. The proposed Stark II regulations define "IMMEDIATE FAMILY MEMBER" to include the following:

                  [H]usband or wife; natural or adoptive parent, child, or sibling; stepparent, stepchild, stepbrother, or stepsister; father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; grandparent or grandchild; and spouse of a grandparent or grandchild.

63 Fed. Reg. at 1721-22 (1998) (proposed 42 C.F.R. Section 411.351). Thus, a physician who refers patients to the Company for Designated Health Services and who has an immediate family member who has an ownership or investment interest in the Company would be making an improper referral under Stark II, absent exceptions which are not applicable here.

Stark II potentially applies to your indirect interest in the Company in two ways.

First, if you are a physician who is in a position to make Medicare or Medicaid referrals of Designated Health Services to the Company, such referrals would be prohibited. If you are in a position to make such referrals and wish to continue as an investor in the Partnership, you will need to enter into an agreement that you will not make Medicare or Medicaid referrals of Designated Health Services to the Company.

Second, if you have an immediate family member who is a physician who is in a position to make Medicare or Medicaid referrals of Designated Health Services to the Company, such referrals would also be prohibited. If you have an immediate family member who is in a position to make such referrals and you wish to continue as an investor in the

                                 B-1 Exhibit A

Partnership, you need to promptly advise the family member that it would be improper for him/her to make Medicare or Medicaid referrals of Designated Health Services to the Company.

If you have an questions regarding Stark II or the issues addressed in this Notice, please contact [name, title, phone number].

                                 B-1 Exhibit A

                                    Exhibit C
                               Opinions of Counsel

December 29, 2000

Goldman Sachs Credit Partners L.P.
85 Broad Street, 6th Floor
New York, New York  10004

Foothill Capital Corporation
2450 Colorado Avenue
Santa Monica, California  90404

Cerberus Partners L.P.
450 Park Avenue, 28th Floor
New York, New York  10022

         Re:      CORAM, INC.

Ladies and Gentlemen:

We have acted as counsel for Coram, Inc., a Delaware corporation (the "COMPANY"), in connection with the transactions contemplated by the Exchange Agreement (herein so defined) of even date herewith by and among the Company and Goldman Sachs Credit Partners L.P., a Bermuda limited partnership ("GOLDMAN"), Foothill Capital Corporation, a California corporation ("FOOTHILL"), and Cerberus Partners L.P., a New York limited partnership ("CERBERUS") (each of Goldman, Foothill and Cerberus a "HOLDER" and collectively, the "HOLDERS")

Capitalized terms used but not defined herein shall have, unless the context otherwise requires, the respective meanings assigned to them in the Exchange Agreement.

For purposes of this opinion, we have examined, among other things, the following documents, each dated as of the date hereof, unless otherwise specified:

         (i) executed counterparts of the Exchange Agreement;

         (ii) the Certificate of Designation filed with the Secretary of State of the State of Delaware on December 29, 2000;

         (iii) executed counterparts of the Stockholders' Agreement (herein so defined) of even date herewith by and among the Company and Foothill, Cerberus and Goldman Sachs & Co., a New York corporation;

         (iv) copies of the Certificate of Amendment and Restatement of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 29, 2000 and the bylaws of the Company, as amended as of the date hereof (collectively, the "CHARTER DOCUMENTS");

         (v) certificate of the Secretary of State of the State of Delaware attesting to, as of December 28, 2000, the legal existence and the good standing of the Company in the State of Delaware (the "CERTIFICATE"); and

         (vi) the Order dated December 28, 2000 entered by the United States Bankruptcy Court for the District of Delaware.

The documents, agreements and instruments referred to in paragraphs (i) through (iii) above are referred to herein as the "TRANSACTION DOCUMENTS."

In making such examination and in rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostat copies and the authenticity of the originals of such latter documents.

We have assumed that each of the parties to the Transaction Documents (other than the Company) has the power and authority and has taken the action necessary to authorize the execution and delivery of, and the performance of its obligations under, the Transaction Documents to which it is a party, that such Transaction Documents have been validly executed and delivered by each such party and are binding thereon, that no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency, which has not been obtained or made, is required for the valid execution or delivery by such party of, or the performance of its obligations under, the Transaction Documents.

As to matters of fact that have not been independently established, we have relied with your permission upon the representations and warranties made by the Company in the Transaction Documents and in certificates of public officials and of officers of the Company, and we have assumed that such representations and warranties and certificates are accurate, complete and valid as of the date hereof.

We have assumed with your permission that (i) the State of New York is the principal place of business of each of Goldman and Cerberus, and (ii) the State of California is the principal place of business of Foothill.

The law covered by the opinions expressed herein is limited to the law of the State of New York, and the Federal law of the United States, and, in respect of the opinions set forth in paragraphs 1 through 5 below, the General Corporation Law of the State of Delaware, and, in respect of the opinion in the last sentence of paragraph 2 below as it concerns the enforceability against the Company of the Stockholders' Agreement, the law of the State of Delaware.

Based upon the foregoing, and subject to the exceptions, qualifications, limitations, assumptions and reliances stated herein, it is our opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the Company's legal, valid and binding obligation enforceable against the Company in accordance with its terms.

         3. The execution and delivery by the Company of, and performance by it of its agreements in, the Transaction Documents do not (a) violate any provision of the Charter Documents or (b) violate any statute, rule or regulation of any governmental authority of the United States or the State of New York, or any provision of the General Corporation Law of the State of Delaware, known to us to which the Company is subject.

         4. The issuance, sale and delivery of the Series A Preferred Stock have been duly authorized by all requisite corporation action by the Company and, when sold and delivered in the manner contemplated by the Exchange Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and free of any adverse claims, limitations on voting rights, options and other encumbrances, other than as specified in the Transaction Documents.

         5. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, which has not been obtained or made, is required for the execution, delivery and performance of the Transaction Documents (except for notice filings that may be required by applicable state "blue sky" laws and federal securities laws).

         6. Based upon the representations and warranties of the Company and the Holders in the Transaction Documents with respect to factual matters, it is not necessary in connection with the offer, sale and delivery of the Series A Preferred Stock to the Holders under the Exchange Agreement to register the Series A Preferred Stock under the Securities Act of 1933, as amended, or under any applicable state securities or "blue sky" laws, other than notice filings which may be required in connection therewith.

The opinions expressed herein are subject in all respect to the following further qualifications, limitations and exclusions:

         a. The opinions set forth in paragraph 2 above with respect to enforceability are further subject to the effects of laws relating to fraudulent conveyances, transfers and obligations, including, without limitation, Bankruptcy Code Section 548, the Uniform Fraudulent Transfer Act and other laws IN PARI MATERIA. Moreover, provisions of the Transaction Documents that permit the Holders to take action or make determinations, or to benefit from indemnities and similar undertakings of the Company, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by any of the Holders that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith. The foregoing opinions with respect to enforceability are further qualified by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally and by general principles of equity, public policy considerations, judicial discretion and general requirements of good faith and fair dealing and commercial reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         b. We express no opinion as to how the transaction contemplated by the Transaction Documents (the "TRANSACTION") may be characterized or treated under the laws of the State of New York relating to licensure of home care service agencies or by any governmental agency, including without limitation the New York State Department of Health or the New York Public Health Council, charged with the enforcement of such laws. We further express no opinion as to the effect on the Company or its performance under the Transaction Documents of any governmental agency's failure to approve a change of ownership and/or control deemed to have resulted from the Transaction, including without limitation the Company's continued indirect ownership of Coram Healthcare Corporation of Greater New York, a New York corporation, and/or Coram Healthcare Corporation of New York, a New York corporation.

         c. The enforceability of provisions in the Transaction Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

         d. We express no opinion as to any provisions in the Transaction Documents relating to the waiver of any defenses or rights, jurisdiction or release of any party.

         e. We express no opinion as to the enforceability of the indemnification provisions contained in any of the Transaction Documents insofar as said provisions contravene public policy or might require indemnification or payments with respect to any litigation against a party to any of the Transaction Documents determined adversely to the other party(ies) to such litigation, or any loss, cost or expense arising out of an indemnified party's gross negligence or willful misconduct or any violation by an indemnified party of statutory duties, general principles of equity or public policy.

         f. Except as expressly set forth in paragraphs 5 and 6 above, no opinion is given as to the application of any securities laws.

         g. Our opinions are issued as of the date hereof and are limited to the laws now in effect as to which our opinions relate and facts and circumstances in existence on the date hereof, and we assume no undertaking to advise you of any changes in the opinions expressed herein as a result of any change in any laws, facts or circumstances which may come to our attention after the date hereof.

         h. References in this opinion letter to matters "known to us," a statement made "to our knowledge" or words of similar import are intended to indicate that, during the course of our representation of the Company, no information that would give current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have had substantive involvement in the negotiation of the Transaction Documents. Furthermore, with your permission we have made no independent investigation of any such matter other than as set forth herein and no inferences to the contrary should be drawn from our representation of the Company in this matter.

The opinions expressed herein are limited to matters governed by the laws of the State of New York, the Delaware General Corporation Law in respect of the opinions set forth in paragraphs 1 through 5 above (and the law of the State of Delaware in respect of the opinion in the last sentence of paragraph 2 above as it concerns the enforceability against the Company of the Stockholders' Agreement), and the Federal laws of the United States of America, and our opinions are limited accordingly. With respect to the opinions expressed in paragraphs 5 and 6 above, to the extent that they are governed by the laws of the State of California, our opinion is based solely upon our review of the pertinent provisions of the CCH BLUE SKY LAW REPORTER as of the date hereof, and our opinions are further limited accordingly.

This opinion letter is furnished solely for your benefit in connection with matters relating to the Transaction Documents and may not be used or relied upon by any other person or for any other purpose without our prior written consent.

                                          Very truly yours,

                                December 29, 2000

Goldman Sachs Capital Partners L.P.
85 Broad Street, 6th Floor
New York, New York  10004

Foothill Capital Corporation
2450 Colorado Avenue
Santa Monica, California  90404

Cerberus Partners L.P.
450 Park Avenue, 28th Floor
New York, New York  10022

         Re:      CORAM, INC.

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Coram, Inc., a Delaware corporation (the "COMPANY"). I am rendering this opinion in connection with the transactions contemplated by the Exchange Agreement (herein so defined), dated as of the date hereof, by and among the Company and Goldman Sachs Credit Partners L.P., a Bermuda limited partnership ("GOLDMAN"), Foothill Capital Corporation, a California corporation ("FOOTHILL") and Cerberus Partners L.P., a New York limited partnership ("CERBERUS") (collectively, the "HOLDERS").

Capitalized terms used but not defined herein shall have, unless the context otherwise requires, the respective meanings assigned to them in the Exchange Agreement.

For purposes of this opinion, I have examined (i) the Exchange Agreement; (ii) the Certificate of Designation filed with the Secretary of the State of Delaware on the date hereof; (iii) the Stockholders' Agreement of even date herewith by and among the Company, Foothill, Cerberus and Goldman Sachs & Co., a New York corporation; (iv) Amendment No. 4 of even date herewith in respect of the Securities Exchange Agreement (herein so defined) dated as of May 6, 1998 by and among the Company, Coram Healthcare Corporation, a Delaware corporation ("CHC") and the Holders; (v) Amended and Restated Series A Senior Subordinated Note of even date herewith issued by the Company in favor of Foothill in the principal amount of $11,477,677.64; (vi) Amended and Restated Series A Senior Subordinated Note of even date herewith issued by the Company in favor of Goldman in the principal amount of $21,560,340.08; (vii) Amended and Restated Series A Senior Subordinated Note of even date herewith issued by the Company in favor of Cerberus in the principal amount of $28,169,920.28; (viii) Amended and Restated Series B Senior Subordinated Convertible Note of even date herewith issued by the Company in favor of Goldman in the principal amount of $32,436,389.00; (ix) Amended and

Restated Series B Senior Subordinated Convertible Note of even date herewith issued by the Company in favor of Foothill in the principal amount of $17,267,558.00; (x) Amended and Restated Series B Senior Subordinated Convertible Note of even date herewith issued by the Company in favor of Cerberus in the principal amount of $42,280,152.00; and (xi) material agreements to which the Company is bound and such other documents, originals or copies, certified or otherwise identified to my satisfaction, as I deemed necessary or advisable as a basis for the opinions hereinafter expressed.

The documents, agreements and instruments referred to in paragraphs (i) through (xi) above are referred to herein as the "TRANSACTION DOCUMENTS."

I am of the following opinions:

         1. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or conflict with any of the terms or provisions of any material agreements to which the Company is bound, other than (i) the Financing Agreement dated as of August 30, 2000 by and among the Company, CHC and Madeleine L.L.C., a Delaware limited liability company, (ii) the Credit Agreement dated as of August 20, 1998 by and among the Company, CHC, the Holders, the guarantors names therein and Foothill, as agent, and (iii) the Securities Exchange Agreement, as amended prior to the date hereof.

         2. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions therein contemplated will not violate any court order or government authority order to which the Company is subject on the date hereof.

I am licensed to practice law in the States of Colorado and Georgia, and my opinion is limited accordingly.

This opinion may be relied upon by the addressees in connection with the above transactions.

This opinion is not to be relied upon by the addressees for any other purpose, or relied upon by any other person or for any other purpose without my prior written consent.

                                              Very truly yours,

                                              Scott T. Larson

                                    Exhibit D
                                   Term Sheet

                          CORAM HEALTHCARE CORPORATION

                                   CORAM, INC.

                            NOTE EXCHANGE TERM SHEET


This note exchange term sheet (the "TERM SHEET") sets forth the terms upon which the Holders (as defined below) have agreed, subject to definitive documentation, to exchange, effective December 31, 2000, certain Series A Notes (the "SERIES A NOTES") and Series B Notes (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES") issued by Coram, Inc. (the "ISSUER") and guaranteed by its parent, Coram Healthcare Corporation (the "COMPANY"), and the subsidiaries of Issuer named therein, to the Holders, for shares of a new series of Preferred Stock of the Issuer having the rights, privileges and characteristics set forth below.

DISCLAIMER: THIS TERM SHEET DOES NOT CONSTITUTE ANY FORM OF BINDING CONTRACT AND THE SOLE PURPOSE THEREOF IS TO OUTLINE THE MATERIAL TERMS AS TO WHICH DEFINITIVE AGREEMENTS MAY ULTIMATELY BE ENTERED INTO.

EXCHANGE

On the terms and subject to the conditions summarized below and to be set forth in definitive agreements, the Holders will exchange up to approximately $122,000,000 aggregate principal amount of Notes, which amount includes approximately $11,200,000 of accrued but unpaid interest, for shares of Preferred Stock. The Holders will continue to hold the actual amount of such indebtedness that is not converted (estimated to be approximately $136,581,000 aggregate principal amount of Notes (the "REMAINING NOTES")) with such amended terms as described below.


AMENDED REMAINING NOTES

The Remaining Notes will be amended to reflect a six-month maturity (June 30, 2001) and a coupon of 9% per annum, payable quarterly.

PREFERRED STOCK

COMPANY:                            Coram Healthcare Corporation.

ISSUER:                             Coram, Inc.

HOLDERS: Goldman Sachs Credit Partners L.P., Foothill Capital Corporation, Cereberus Partners L.P. and any affiliate thereof.

LIQUIDATION PREFERENCE AMOUNT:      $122,000,000 (or amount of debt converted)
                                    total liquidation preference.

DIVIDENDS:                          Cumulative compounding dividend at rate of
                                    15% per annum of Liquidation Preference
                                    Amount, payable quarterly in arrears on each March 31, June 30, September 30 and December
                                    31, out of legal available funds in
                                    preference to dividends on Common Stock of the Issuer.

                                    Dividends will be payable (A) prior
                                    to the effective date of a plan of
                                    reorganization, in additional shares of
                                    Preferred Stock having a Liquidation
                                    Preference Amount equal to such dividend amount or (B) following the effective date of a plan of reorganization and at the Company's election, in cash or shares of Common Stock of the Issuer having a fair market value equal to such cash dividend payment, as determined by a consensus of investment banking firms acceptable to the Holders and the Issuer (the "DIVIDEND SHARES") in lieu of cash dividends.

                                    Dividends shall include such tax indemnities and gross up provisions as are appropriate and customary for transactions of this nature.

POST-CHAPTER 11(1) VOTING RIGHTS:   Each share of Preferred Stock shall have one
                                    vote (subject to adjustment for dilution) and shall vote together with the shares of the Common Stock on all matters submitted to a vote of the stockholders of the Issuer.
                                    Amount of Common Stock and Preferred Stock to be initially issued such that Preferred
                                    Stock initially has 47.5% of total voting power.

                                    The unanimous affirmative vote of the
                                    shares of Preferred Stock outstanding is necessary to: (i) issue securities senior to or securities on a parity with the Preferred Stock; (ii) authorize or issue securities convertible into such senior or parity securities; (iii) amend the certificate of incorporation or bylaws of the Issuer, including to increase the size of the board of directors; or (iv) enter into any agreement(s) that would result in a change of control, a merger, consolidation or other combination by the Issuer, or a transfer of all or a majority of the Issuer's assets.


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(1) In each case in this Term Sheet where a reference is made to "Post-Chapter
11" provisions, the effectiveness, force and effect of such provisions will be suspended during the period prior to the effective date of a Chapter 11 plan of reorganization for the Issuer.


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BOARD REPRESENTATION:               Post-Chapter 11, Holders will have the right
                                    to appoint three directors out of a total of seven directors to the board of directors of the Issuer and a quorum in meetings of the board of directors shall be constituted by the presence of a majority of the members of the board, at least two of whom must be directors appointed by the Holders. While the Issuer's Chapter 11 case is pending, the Holders will have the right to appoint two directors to the Issuer's board of directors. In the event that the Holders do not appoint a director, Holders will have observation rights.

MODIFICATION AND WAIVER:            Modifications and amendments of the
                                    Preferred Stock may be made by the Company with the unanimous affirmative vote of shares of the Preferred Stock outstanding, including, without limitation, any action to
                                    (a) reduce the stated value or liquidation preference of, or dividend on the Preferred
                                    Stock; (b) change the place or currency of payment of stated value or liquidation preference of, or dividend on, any Preferred
                                    Stock; (c) impair the right to institute suit for the enforcement of any payment on or with respect to any Preferred Stock; or
                                    (d) reduce the percentage of outstanding
                                    Preferred Stock necessary to modify or amend the terms thereof or to grant waivers.

COMPANY'S OPTION TO REDEEM:         The Preferred Stock is redeemable at the
                                    option of the Issuer, in whole or in part, at any time, on not less than thirty (30) days prior written notice, at the Liquidation Preference Amount specified above plus any accrued but unpaid dividends.
                                    Redemption may be made in cash payment only.


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COVENANTS:                          The Preferred Stock will contain usual and
                                    customary covenants for this type of
                                    transaction, including the following: (i) restrictions on incurring additional indebtedness and liens (excepting the Revolving Credit Facility and the Remaining Notes); (ii) restrictions on any prepayment or modification of indebtedness; (iii) prohibitions on dividends or distributions on, or redemption or repurchases of Common Stock; (iv) prohibition on issuance of senior or PARI PASSU securities; (v) restrictions on acquisition of assets not in the ordinary course of business and in excess of specified thresholds; (vi) prohibitions on making loans, advances or guarantees in excess of $3 million, except as required under existing agreements relating to joint ventures, partnerships, non-wholly owned consolidated subsidiaries and the Company's Canadian subsidiaries;
                                    (vii) restrictions on affiliated
                                    transactions; (viii) information and
                                    reporting requirements; (ix) restrictions on sale and lease back transactions in excess of $5 million; and (x) restrictions on any transfer, sale or disposition of receivables outside the ordinary course of business.

POST-CHAPTER 11 REMEDIES:           The Preferred Stock will contain additional
                                    remedy provisions, customary for securities of this type, upon the occurrence of certain events, including:

                                    (i) the continuing breach of any covenants, representations and warranties, expense or indemnity provisions of the Preferred Stock;

                                    (ii) non-payment of dividends; and

                                    (iii) future bankruptcy of the Issuer or any of its subsidiaries.

                                    Such provisions will include the right to elect two additional directors to the board of directors of the issuer and a penalty dividend rate.

REPRESENTATIONS AND WARRANTIES      Customary representations relating to
                                    organization and qualification, financial statements, authorization, execution and delivery, validity and enforceability of agreements, issuance of the Preferred Stock, SEC reports, actions pending, compliance with laws and environmental regulations, governmental consent, taxes, insurance adequacy, no conflict with agreements and charter provisions, capitalization, taxes,
                                    ERISA and no material adverse change.


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ANTI-DILUTION PROTECTION:           Shares of Preferred Stock shall be issued to
                                    the Holders to provide standard
                                    anti-dilution protection with respect to voting rights, including adjustments for:
                                    (i) extraordinary dividends; (ii)
                                    recapitalization or subdivisions,
                                    combinations or reclassifications of Common
                                    Stock; (iii) full ratchet anti-dilution in the event of issuance of any securities at prices below the fair market value of such shares of Common Stock. No adjustment will be made for sale of equity securities at or above the fair market value.

OTHER STANDARD POST-CHAPTER 11      The Preferred Shares will have tag along
RIGHTS:                             rights, pre-emptive rights, right of first
                                    refusal, right of first offer, etc.

LIQUIDATION PREFERENCE:             If the Issuer is sold, liquidated, dissolved
                                    or if the business of the Issuer is wound up for any reason, the Holders shall receive the Liquidation Preference Amount of the Preferred Stock plus accrued and unpaid dividends, prior to any payments being made to any other equity holders of the Issuer.

INDEMNITIES:                        The Company shall indemnify each Holder and
                                    its respective directors, officers and
                                    employees against all losses and damages resulting from the transaction other than such losses and damages which arise out of the Holder's gross negligence or willful misconduct.

CONDITIONS OF THE EXCHANGE:         The exchange of the Notes for the Preferred
                                    Stock would be subject to certain
                                    conditions, including (i) the execution of a stockholders' agreement to effect the voting and other rights under the Preferred Stock;
                                    (ii) amendment of the charter documents to effect the issuance of the Preferred Stock and the contemplated Board provisions; (iii) the receipt of opinions of the Company's counsel satisfactory to the Holders and any required consents; (iv) order of the Bankruptcy Court (a) approving the exchange, issuance of the Preferred Stock and amendments to the Remaining Notes contemplated hereby, and (b) determining that the Note Exchange shall not affect, prejudice or impair the rights or claims of the Holders and that any equitable claims for relief affecting the Holders or their claims shall be determined as though the Note Exchange had not occurred.


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

EXPENSES:                           The Company shall pay all reasonable outside
                                    legal and consulting fees incurred by the Holders in connection with the negotiations between the parties, the transactions contemplated hereby as well as any amendments relating to the final documentation and enforcement of the
                                    Holders' rights related thereto.

                                    Note Exchange Agreement to be governed
                                    under New York law; terms of Preferred Stock to be governed under Delaware law.

POST-CHAPTER 11 CONSENT TO          Federal and state courts located in New York
JURISDICTION:                       City.

POST-CHAPTER 11 JURY WAIVER:        The parties will waive all right to trial by
                                    jury in any action, suit or proceeding
                                    brought to enforce or defend any right or remedy arising under or in connection with this letter or any of the definitive documents, whether grounded in tort, contract or otherwise.


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